UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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The Children’s Place, Inc.
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Letter from the Chairman of the Board

March 31, 2023

Dear Fellow Shareholders,

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2023 Annual Meeting of Shareholders of The Children’s Place to be held at 500 Plaza Drive, Secaucus, N.J. on Wednesday, May 10, 2023, at 8:30 a.m. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please refer to “Other Information – Voting Information” on page 73 of the Proxy for more information on how to vote your shares.

The Company’s successful structural reset into a digital first retailer has set a solid foundation for future profitable growth and, we believe, will drive significant shareholder value over time. In fiscal 2022, higher margin digital sales grew to represent approximately 48% of net retail sales, and we continue to target a 60% digital penetration mark in full year 2024. Over the past year, we launched two brand initiatives, both of which are resonating with under-penetrated customer segments: our iconic Gymboree brand launched in the Amazon channel during 2022 and PJ Place, our newest brand, launched in October, in advance of the holiday season. Additionally, our targeted marketing strategies are having substantial success in building brand awareness and driving customer acquisition. Our wholesale strategy, centered around our strong and growing relationship with Amazon, also represents a major opportunity to drive future top- and bottom-line results. We are confident that our excellent product, complementary brands, omni-channel approach and differentiated wholesale strategy will provide additional growth opportunities in new customer demographics and drive value creation for our shareholders.

As a company focused on children’s product, we believe it is important that our business contribute to a healthy planet and equitable society for the benefit of future generations. In October 2022, the Company released its latest annual Environment, Social and Governance (ESG) Report. The ESG Report details the significant progress made on the Company’s environmental initiatives, including its science-based goals to reduce greenhouse gas (GHG) emissions, and the measurable targets to increase the use of more sustainable raw materials in its products and to reduce the use of water and chemicals in its global supply chain. The ESG Report also highlights the Company’s continued commitment to progress on social topics, including Board and workforce diversity, as demonstrated by our industry leading gender diversity statistics. We remain focused on equity in pay and opportunity, building an inclusive environment where all people feel welcomed and valued, giving back to children and families in need, and worker well-being in our global supply chain.

The Company continued its longstanding practice of engaging with our shareholders in 2022. We reached out to shareholders holding over 82% of our outstanding shares and independent Board members spoke with shareholders holding over 21% of outstanding shares. The Chair of our Corporate Responsibility, Sustainability & Governance Committee – Joseph Alutto – and the Chair of our Human Capital & Compensation Committee – Debby Reiner – together with members of senior management participated in all conversations with shareholders and feedback was shared with the entire Board. We greatly appreciate the time and effort our shareholders made to engage with us and we remain committed to doing right by our shareholders. For more information on our shareholder engagement efforts, please refer to the “Proxy Summary” and the “Compensation Discussion & Analysis” beginning on pages 1 and 32, respectively, of the Proxy.

In closing, I would like to say thank you to Joseph Alutto, a Director and Chair of our Corporate Responsibility, Sustainability & Governance Committee since 2008, who is retiring from the Board at the Annual Meeting. In reflecting on his many accomplishments during his tenure on the Board, including his key role as a Committee Chair and in shareholder engagement throughout his tenure, I express the Board’s and the Company’s sincerest gratitude for his many years of exemplary service.

Very truly yours,

Norman Matthews

Chairman of the Board

March 31, 2023

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of The Children’s Place, Inc. (referred to in this Proxy Statement as “we”, “The Children’s Place” or the “Company”) will be held at 500 Plaza Drive, Secaucus, New Jersey on Wednesday, May 10, 2023, at 8:30 a.m. (Eastern), for the following purposes:

1.	To elect eleven members (the “Directors”) of the Board of Directors (the “Board”), each to serve for a one-year term;

2.	To ratify the selection of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for fiscal 2023;

3.	To conduct an advisory vote to approve the compensation (“Say-on-Pay”) of the Company’s named executive officers (the “NEOs”); and

4.	To conduct an advisory vote to approve the frequency of the Say-on-Pay vote.

Shareholders of record at the close of business on March 22, 2023 (the “Record Date”) are entitled to vote at the Annual Meeting.

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the Annual Meeting. You may vote your proxy via the internet or by telephone by following the instructions included on your proxy card. You may also vote by mail by signing, dating and returning your proxy card in the envelope provided. Voting now will not limit your right to change your vote and/or to attend the Annual Meeting.

By order of the Board of Directors,

Jared E. Shure
Senior Vice President, General Counsel and Corporate Secretary
The Children’s Place, Inc.
500 Plaza Drive
Secaucus, New Jersey 07094

If you have any questions or require any assistance with voting your shares, please contact:

MACKENZIE PARTNERS, INC.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or

Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

2023 PROXY STATEMENT	I

PROXY SUMMARY

The Children’s Place is sending you this Proxy Statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. The below summary highlights key information contained in this Proxy Statement. As it is only a summary, please review the entire Proxy Statement and the accompanying Annual Report before you vote.

Summary of Shareholder Voting Matters

At our Annual Meeting at 500 Plaza Drive, Secaucus, New Jersey on Wednesday, May 10, 2023, at 8:30 a.m. (Eastern), shareholders are being asked to vote on the following matters:

Proposal	Board Vote Recommendation	Page Reference
1. Election of Eleven Members of the Board of Directors	FOR each Nominee	68
2. Ratification of Selection of Independent Registered Public Accounting Firm	FOR	69
3. Say-on-Pay – Advisory Vote on NEO Compensation	FOR	71
4. Advisory Vote on the Frequency of the Say-on-Pay Vote	FOR voting each year	72

Fiscal 2022 Overview

During fiscal 2022, the Company realized continued benefits from its structural reset to a digital first retailer. In an increasingly challenging macro-economic environment, we continued to expand our digital penetration, made possible by our focus, diligence and pre-pandemic digital investments. In addition, our marketing enhancements and investments delivered encouraging results in the back half of 2022. We believe our structural reset uniquely positions us to capitalize on market trends, deliver a return to double digit margins in the second half of 2023 and increase shareholder value over time.

Fiscal 2022 Highlights:

●	Our digital sales represented an industry leading 48% of net retail sales in fiscal 2022 and we continue to target a 60% digital penetration by full year 2024.

●	We launched our newest brand, PJ Place, a sleepwear lifestyle brand targeted toward millennial and Gen Z audiences, during the fourth quarter. We also launched our iconic toddler-focused Gymboree brand with Amazon during Back-to-School 2022. Combined with our tween-oriented Sugar & Jade brand that launched in 2021, our brand portfolio expands our reach into untapped markets with attractive demographics, which presents compelling growth opportunities and reinforces the strength of The Children’s Place mothership brand.

●	We advanced our wholesale strategy, centered around our strong and growing relationship with Amazon, which represents a major opportunity to drive top-line and bottom-line results.

●	We continued to capitalize on our ability to secure favorable lease terms as a result of our fleet optimization strategy. We closed 59 under-performing stores in fiscal 2022.

●	We published a comprehensive Environment, Social & Governance (“ESG”) Report which details the Company’s strategic approach to ESG, including 26 public goals across our global operations, and which has been prepared in accordance with the GRI Standards Core option and the Sustainability Accounting Standards Board (“SASB”) Apparel, Accessories & Footwear Sustainability Accounting Standard.

2023 PROXY STATEMENT	1

PROXY SUMMARY

Fiscal 2022 Financial Performance Highlights

THE CHILDREN’S PLACE SALES ($b)	THE CHILDREN’S PLACE E-COMMERCE PENETRATION (% of Net Retail Sales)

THE CHILDREN’S PLACE RETURN MEASURES (Percentile of Our Peer Group1)

1	See “Peer Group” on Page 41

2	2023 PROXY STATEMENT

PROXY SUMMARY

Election of Eleven Members of the Board of Directors

The Board has nominated eleven persons for election at the Annual Meeting. Dr. Joseph Alutto, an independent director since 2008 and the Corporate Responsibility, Sustainability & Governance Committee Chair, is retiring from the Board at the Annual Meeting. The Board recommends that shareholders vote “FOR” each of the nominees named below. Our thoughtful approach to Board refreshment prioritizes gender and racial diversity, as well as relevant business and industry experience, when considering recruitment of directors, as demonstrated by the three newest sitting directors who joined the Board in the past three years – Mses. Griffin and Kountze, and Mr. Frascotti and our two new director nominees – Messrs. McDonald and Shaffer.

Name, Tenure, Committees	Age	Gender Diversity	Racial Diversity	Other Public Company Boards
John E. Bachman Independent Director since 2016 Audit Committee (Chair); Corporate Responsibility, Sustainability & Governance Committee	67			1
Marla Beck Independent Director since 2015 Corporate Responsibility, Sustainability & Governance Committee	52			1
Elizabeth J. Boland Independent Director since 2019 Audit Committee	63
Jane Elfers Director since 2010 CEO and President	62
John A. Frascotti Independent Director since 2021 Corporate Responsibility, Sustainability & Governance Committee (Chair, effective immediately following the Annual Meeting)	62			1
Tracey R. Griffin Independent Director since 2020 Human Capital & Compensation Committee	58			1
Katherine Kountze Independent Director since 2021 Audit Committee	60			1

2023 PROXY STATEMENT	3

PROXY SUMMARY

Name, Tenure, Committees	Age	Gender Diversity	Racial Diversity	Other Public Company Boards
Norman Matthews Independent Director since 2009 Chairman of the Board Human Capital & Compensation Committee; Corporate Responsibility, Sustainability & Governance Committee	90			2
Wesley S. McDonald Independent Director Nominee in 2023	60			2
Debby Reiner Independent Director since 2019 Human Capital & Compensation Committee (Chair)	55
Michael Shaffer Independent Director Nominee in 2023	59			1

Board Diversity Matrix
Total Number of Directors	11
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	6	5	—	—
Part II: Demographic Background
African American or Black	2	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did not Disclose Demographic Background	—

4	2023 PROXY STATEMENT

PROXY SUMMARY

Highly Independent	Balanced Tenure	Diverse Perspectives

The Board has been shaped by actions taken over the years in furtherance of the Board’s policy of Director refreshment based on the Board’s annual self-assessment process and Director skill set mapping activities. An important function of our Corporate Responsibility, Sustainability & Governance Committee is to evaluate whether the members of our Board, as a whole, possess a mix of the diverse skills, backgrounds and experience that are necessary to further the Company’s strategy and address the risks we face in the rapidly changing business environment in which we operate. During fiscal 2022, as the Company continued to evolve, we enhanced our survey of director skills and experience to include the following areas: (i) Sourcing Operations, including Supply Chain & Distribution; (ii) Enterprise Risk Management/IT & Cybersecurity; and (iii) ESG.

The Board believes that the combination of backgrounds, skills and experience has produced a Board that is well-equipped to exercise oversight responsibilities on behalf of the Company’s shareholders and other stakeholders. The skills and experience of each Director are reflected in the table below.

Summary of Director Nominee Core Competencies
Experience/Attribute	Bachman	Beck	Boland	Elfers	Frascotti	Griffin	Kountze	Matthews	McDonald	Reiner	Shaffer
Leadership/Strategy
General Management/C-Suite Experience
Retail/Specialty Retail
Digital/Omni-Channel/Marketing
Sourcing Operations, including Supply Chain & Distribution
Governance/Public Board Service
ESG	ESG	ESG	SG	ESG	ESG			SG		ESG	ESG
Global Business/International Operations
Enterprise Risk Management/IT & Cybersecurity
Finance/Accounting

2023 PROXY STATEMENT	5

PROXY SUMMARY

2022 Shareholder Engagement

2022 Shareholder Engagement

Shareholders Contacted	Shareholders Engaged	Director Participation

Over 82% of our outstanding shares at the time of invitation	Over 21% of our outstanding shares at the time of invitation	Two independent Directors, together with members of senior management, participated in all engagement conversations

Primary Topics Discussed
● ESG Initiatives, Goals and Enhanced Disclosure
● Human Capital Management, including diversity, equity and inclusion (“DE&I”)
● Board Refreshment
● Fiscal 2022 CEO Compensation Overview

Shareholder Engagement

Our Board and senior management team have a long and continuous history of engaging with shareholders and responding to their feedback. 2022 marked the 11th consecutive year that members of the Board –– the Chair of the Corporate Responsibility, Sustainability & Governance Committee and the Chair of the Human Capital & Compensation Committee –– together with members of senior management, engaged in conversations with our shareholders to exchange ideas and share perspectives.

In 2022, we reached out to shareholders holding over 82% of our outstanding shares, and two independent directors and members of our senior management spoke with institutions holding over 21% of our outstanding shares. Those who declined our invitation indicated either that they did not have any questions or a need to engage, and a few did not respond. We provided all invited shareholders with a presentation that outlined the important topics on which we wished to obtain their feedback. Shareholders who declined to engage did not indicate that they had any concerns with the matters set forth in the presentation. We held a call with proxy advisory firm Institutional Shareholder Services (“ISS”) to discuss our outreach process and the shareholder feedback we received. We had also invited proxy advisory firm Glass Lewis who declined to engage this year.

6	2023 PROXY STATEMENT

PROXY SUMMARY

The full array of topics discussed with our shareholders during our fiscal year-end engagement is set forth below.

Topics	Key Points Discussed
ESG Initiatives, Goals and Enhanced Disclosure

•  In fiscal 2022, we made significant progress against our previously set goals, we expanded our ESG initiatives and goal-setting and we enhanced our reporting to align with our business strategy and in keeping with feedback from shareholders.

•  Our ESG focus areas support our commitment to cultivate a more sustainable environment and supply chain, and a more equitable and inclusive culture.

➢ Environmental Initiatives

•  Climate & Energy

•  Sustainable Raw Materials

•  Water Stewardship

•  Chemical Management

•  Waste & Circularity

➢ People Focus

•  Diversity, Equity & Inclusion

•  Workplace Health & Safety

•  Talent

•  Community

➢ Global Supply Chain Matters

•  Supply Chain Compliance

•  Worker Well-Being

•  We published our latest annual ESG Report in October 2022, which is available at http://corporate.childrensplace.com under the ESG tab. This ESG Report includes 26 public goals across our global operations, and reports against SASB guidelines, GRI core standards and United Nations Sustainable Development Goals and has been prepared in accordance with the GRI Standards Core option and the SASB Apparel, Accessories & Footwear Sustainability Accounting Standard, including quantitative environment goals covering:

➢ Science-based goals for reduction of greenhouse gas (“GHG”) emissions, covering scope 1, 2 and 3 emissions;

➢ Use of responsibly sourced cotton;

➢ Use of recycled polyester fibers;

➢ Reduction of water usage in manufacturing and processing operations at top denim and woven bottoms third-party factories; and

➢ Diversion of waste generated at our corporate headquarters, distribution centers and retail stores.

2023 PROXY STATEMENT	7

PROXY SUMMARY

Topics	Key Points Discussed
Human Capital Management and DE&I Topics

•  We invest in our associates, foster the well-being of the people who make our products and give back through philanthropic activities.

•  We believe that diverse teams operating in an equitable and inclusive environment where all people feel welcomed and valued enhances our business results. As reported in the Company’s ESG Report:

➢ 60% of our Board of Directors and 50% of our senior leadership team are women;

➢ 87% of our associates and 57% of corporate leadership are women;

➢ 89% of new hires and 93% of promotions during fiscal 2021 were women;

➢ 67% of our associates identify as racially or ethnically diverse; and

➢ 72% of new hires and 64% of promotions during fiscal 2021 identify as racially or ethnically diverse.

•  Further, as reported in the Company’s ESG Report, we established quantitative DE&I goals:

➢ Maintain 80% representation of women in our overall workforce;

➢ Maintain 50% representation of women in our corporate leadership positions; and

➢ Double representation of Black/African American associates at our U.S. corporate offices by 2025.

•  We invest in our associates, foster the well-being of the people who make our products and give back to our communities through philanthropic activities.

Board Refreshment	• With a focus on gender and racial diversity, the Board has appointed three new Directors since 2020 (two in fiscal 2021), two of whom are Black women. The new Directors add to the Board’s complementary skill sets, including on ESG and Cybersecurity topics.
Fiscal 2022 CEO Compensation

•  In fiscal 2022, our CEO’s compensation opportunity was 61.5% performance based (annual bonus opportunity at target) and 38.5% in base salary.

•  The Company’s actual adjusted operating income in fiscal 2022 was less than the adjusted operating income threshold under our 2022 Management Bonus Plan. Accordingly, no cash bonus for fiscal 2022 was paid to our CEO. See “Incentive Compensation for Fiscal 2022—Annual Cash Bonus for Fiscal 2022” beginning on page 39 below.

•  As previously disclosed in our 2022 proxy statement, in response to the 2021 Say-on-Pay vote, our CEO declined to accept an LTIP equity award for fiscal 2022.

Compensation of Our CEO in Fiscal 2023

In fiscal 2022, the Company’s financial performance was negatively impacted by multiple external headwinds: record-high inflation disproportionately impacting the Company’s core-customer demographic, record-high supply chain costs, decade-high cotton costs, and the absence of government stimulus targeting families with young children. In light of the Company’s financial results, and in order to further align her interests with those of our shareholders, our CEO has, for the second year in a row, declined to accept an LTIP equity award for fiscal 2023. As a result, our CEO’s total compensation for fiscal 2023 will consist of only her salary and Management Bonus Plan opportunity. For fiscal 2023, her salary will remain the same ($1,100,000) and her target and maximum bonus opportunity under the 2023 Management Bonus Plan will be the same as in prior years – a target of 160% of salary and a maximum of 200% of target, based on an adjusted operating income target for fiscal 2023.

8	2023 PROXY STATEMENT

PROXY SUMMARY

Corporate Governance and Executive and Director Compensation Best Practices

The Board has proactively, with regular input from shareholders, enhanced the Company’s governance and executive compensation frameworks to support our business and align with market best practices.

Corporate Governance Best Practices
Robust annual shareholder engagement activities
Separate Chairman and CEO roles, with independent Board Chairman
Declassified Board, with annual elections for all Directors
Majority voting for all Directors
Explicit disclosure regarding Board’s decision-making processes
Sound practices on Director refreshment, succession planning and diversity
Annual mapping of Director skill sets and experience to business strategy
Annual Board, Committee and individual independent Director self-assessments
Limit on Director participation on outside public company boards
Special meeting rights for shareholders (25% ownership threshold)
Proxy access
Updated advance notice provisions to lengthen notice window for the submission of stockholder proposals
No supermajority voting requirements
Robust risk management activities
Publication of a comprehensive annual ESG report aligned to SASB guidelines and GRI standards
Expanded oversight of ESG topics across Board Committees

Executive and Director Compensation Best Practices
Value driving performance metrics in the annual bonus plan and LTIP that measure progress on our financial results, strategic growth initiatives and include both a sustainability and a diversity core metric in LTIP awards
Robust stock ownership guidelines and holding requirements for our CEO, other senior executives (including our NEOs) and independent Directors
No tax gross-ups (excluding those in connection with standard relocation expenses)
All equity subject to “double trigger” vesting upon a change in control
Cap on the aggregate fair market value of equity awards made to each independent Director in any calendar year
Annual compensation risk assessment by management and an independent compensation consultant
Annual peer group review by an independent compensation consultant
Incentive compensation clawback policy (in place prior to new SEC regulation) in the case of financial restatements and other activity that is in conflict with or adverse to the interests of the Company, applicable to both the annual bonus plan and LTIP
No hedging and pledging activities in Company stock by our Directors, executives (including our NEOs) and employees
Bonus and performance share caps
Annual benchmarking of independent Director compensation by an independent compensation consultant

2023 PROXY STATEMENT	9

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

Our Corporate Governance Framework

The Board strongly believes that good corporate governance accompanies and aids our long-term business success.

Corporate Governance Policies and Practices

Board and Committee Independence

●	Strict Director Independence Standards. The Board believes that in order to maintain its objective oversight of Company management, the Board must consist of a substantial majority of independent Directors. The Board makes an annual independence determination concerning its Directors using guidelines established to assist the Board in making these determinations. These guidelines are contained in our Corporate Governance Guidelines and in our Related Person Transactions Policy and cover, among other things, employment, family, compensatory and business relationships, and relationships with our independent registered public accounting firm. With the sole exception of Jane Elfers, our President and Chief Executive Officer (“CEO”), all of our Directors are non-management directors who meet the criteria for independence under our guidelines and the listing standards of The NASDAQ Stock Market (“NASDAQ”). In addition, all members of all of our Board Committees are independent Directors, and no Director is related to another Director.

Our Board also makes an annual determination that: (i) all of the members of the Audit Committee are “independent” within the meaning of applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Securities and Exchange Commission (“SEC”) rules and regulations and NASDAQ listing standards, as well as the ISS’ independence guidelines for purposes of overseeing the Company’s information security risk management, and meet the “financial sophistication” requirement of NASDAQ rules; and (ii) all of the members of the Human Capital & Compensation Committee are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and “independent” within the meaning of applicable SEC rules and regulations. Finally, our Board has also determined that two members of the Audit Committee, Mr. Bachman and Ms. Boland, and our two new director nominees, Messrs. McDonald and Shaffer, qualify as “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act.

●	Executive Sessions of Independent Directors. Executive sessions of independent Directors are an important governance practice because they enable our independent Directors to discuss matters such as strategy, succession planning, risk, senior executive performance and compensation, future agenda items, and Board and Committee priorities and effectiveness, all without management present. Led by an independent Chairman of the Board and independent Committee Chairs, the independent Directors of the Board and each Committee meet in executive session, without our CEO or other members of Company management present, at every regularly scheduled Board and Committee meeting.

Board Composition and Continuous Evaluation

●	Board Skill Set and Experience. An important function of our Corporate Responsibility, Sustainability & Governance Committee is to evaluate whether the members of our Board, as a whole, possess a mix of the diverse skills, backgrounds and experience that are necessary to further the Company’s strategy and address the risks we face in the rapidly changing business environment in which we operate.

During fiscal 2022, as the Company continued to evolve, we enhanced our survey of director skills and experience to include the following areas: (i) Sourcing Operations, including Supply Chain & Distribution; (ii) Enterprise Risk Management/IT & Cybersecurity; and (iii) ESG. These skills, together with a background in such areas as leadership and strategy, C-suite and other senior leadership experience, retail and specialty retail (including apparel), digital and omni-channel marketing, governance and public company board of director experience, global business and international operations, and finance and accounting, enable our Board to further the strategic objectives of our Company effectively and monitor and assess the operational, financial and compliance risks faced by our Company. The Board believes that the combination of backgrounds, skills and experience has produced a Board that is well-equipped to exercise oversight responsibilities on behalf of the Company’s shareholders and other stakeholders. See the Summary of Director Nominee Core Competencies table on page 5 above under the heading “Proxy Summary”.

10	2023 PROXY STATEMENT

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

●	Diverse Perspectives. Our Board believes that diversity in gender, race, thinking, experience, background and approach resulting from its policy of refreshment and succession planning enhances Board leadership, deliberations and decision making, and are critical to the Board’s acting as a creative and problem-solving body. A goal of our refreshment and succession planning activities is also to have our Directors be representative of our customers and associates; the vast majority of our customers and associates are women, and six of our Director nominees, representing 55% of all Director nominees, are women. In addition, two of our Director nominees, representing 18% of all Director nominees, are racially diverse.

●	Balanced Tenure. Our sitting Directors’ tenure ranges from 2 to 14 years, providing the Board with a balance of fresh perspectives and the benefit of experience. The average tenure of our independent Director nominees is approximately four years.

●	Board, Committee and Director Evaluation Process. Annually, the Corporate Responsibility, Sustainability & Governance Committee engages in an important process to evaluate the relevance and the breadth of our independent Directors’ skills, backgrounds and experience. The Committee conducts a formal evaluation of how well the Board functions and performs, the membership, leadership, roles and performance of each of the Board’s Committees, and the skill sets and contribution of individual independent Directors. The centerpiece of this process is the analysis of a self-assessment questionnaire completed by each independent Director. The questionnaire is updated as appropriate, and uses criteria that the Board and its outside advisors have determined to be important to the success of both the Board and the Company following a review of our Board’s activities and external best practices.

➢	Board as a Whole and Committees. The questionnaire is designed to elicit a critical evaluation by the independent Directors of the performance of the Board and its Committees, including assessing agendas, informational needs, composition, processes, dynamics and effectiveness. The Corporate Responsibility, Sustainability & Governance Committee shares its findings and recommendations with the Board. The Board then considers the results of the evaluation and recommendations and, as necessary, identifies and authorizes steps to be taken to enhance Board and Board Committee performance.

➢	Individual Independent Directors. The questionnaire is also designed to elicit a critical evaluation by the independent Directors of their peers. Independent Directors evaluate their peers on the basis of effectiveness and various attribute criteria. In addition, independent Directors evaluate and grade each of their peers’ contribution to the Board and its Committees, and, periodically, each independent Director rates his or her skill sets against a list of skill sets, experience and attributes important to the Company. The resulting feedback is shared with the individual independent Directors. The Corporate Responsibility, Sustainability & Governance Committee utilizes the feedback to inform its succession planning. The Committee also utilizes the skill set inventory to identify any gaps in relevant knowledge and experience not covered by existing independent Directors. This process results in a discussion on how our Board is constituted currently and how our Board could be constituted in the future to align with our strategic objectives.

●	Board and Committee Refreshment and Succession Planning. By annually identifying and mapping individual skill sets, backgrounds and experience, and annually engaging in a Board, Committee and independent Director self-assessment and evaluation process, the Board prioritizes refreshment and succession planning for the Board, as a whole, as well as each of the Board’s Committees.

Board Engagement

●	Limit the Number of Public Company Boards. Our Corporate Governance Guidelines limit the number of public company boards of directors (including our Company) on which our Directors may serve to four, for our independent Directors, and two (including our Company), for our CEO. No independent Director serves on more than two other public company boards and our CEO does not serve on any other public company board.

2023 PROXY STATEMENT	11

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

Board and Committee Oversight

●	Oversight Role of Board. The Board plays a fundamental role in overseeing the Company’s strategy, succession planning and risk management activities. In addition, the Board has charged each of our standing Committees with the responsibility for the oversight of the management of certain risks.

➢	Strategy. The Board reviews and evaluates the Company’s execution of its strategic initiatives, engages in reviews with senior management, conducts separate independent Director sessions without our CEO or other members of the Company management present during which the Company’s strategy is evaluated and discussed, and receives presentations throughout the year on important aspects of the implementation of these initiatives. These periodic presentations include a review of the progress on initiatives, and reports from specific departments such as finance, information technology, supply chain, real estate, human resources and legal.

➢	Succession Planning and Emergency Plans. CEO succession planning is a topic reviewed annually by our Board. On an annual basis, the Board engages in an in-depth review of the succession planning for the senior leaders of the Company’s management team. In addition, the Board conducts regular reviews and evaluations of the skills and competencies needed to be possessed by potential CEO successors and has established a CEO emergency succession plan to prepare for unanticipated circumstances. The Board has a similar plan in place for the Chairman of the Board.

➢	Risk Management. Our Board and its three standing Committees regularly review and evaluate management’s activities concerning the identification, ranking, mitigation and monitoring of the major strategic, operational, financial, compliance and reputational risks we face in the course of our domestic and international business operations. Following a comprehensive review and analysis in fiscal 2021 of Board oversight of ESG and human capital management matters by the then-named Nominating & Corporate Governance Committee, in conjunction with governance and legal advisors, the Board approved the Committee’s recommendations concerning the updating of Board Committee charters, the renaming of the Board Committees and the refreshment of the composition of the Board Committees, all to formalize the expanded oversight by the Board Committees of ESG initiatives and goals, including items related to diversity, equity and inclusion. As we operationalized these changes in fiscal 2022, we further streamlined the cadence of ESG meetings for the Board and each Committee, with the goal of filing our next ESG Report in July 2023. For more detailed information on these changes, please see the section entitled “Board of Directors and Board Committees” beginning on page 15 below.

○	Corporate Responsibility, Sustainability & Governance Committee. Our Corporate Responsibility, Sustainability & Governance Committee has the oversight responsibility for ESG and governance risks. With respect to ESG matters, the Corporate Responsibility, Sustainability & Governance Committee receives reports on a regular basis from executives in charge of the Company’s various environmental and social initiatives and goals. The Corporate Responsibility, Sustainability & Governance Committee dedicates two meetings each year to an in-depth discussion of ESG topics, including matters related to the Company’s environmental and social initiatives, progress toward public goals and the Company’s overall ESG roadmap. Regarding governance matters, the Committee regularly reviews the composition, skill sets and experience of our Board and individual Directors to assess the Board’s gender and racial diversity, the diversity of background and experience, and the skill sets necessary to oversee the Company’s strategic growth initiatives. This Committee also regularly reviews the Company’s governance policies, guidelines and practices, including with the periodic input of appropriate outside advisors, in order to continue to ensure that our policies, guidelines and practices reflect industry best practices.

○	Human Capital & Compensation Committee. Our Human Capital & Compensation Committee has oversight responsibility for human capital management and compensation risk. The Committee receives reports on a regular basis from executives in charge of the Company’s various human capital/DE&I initiatives, as well as a report from its independent compensation consultants and management concerning their assessment of risk, if any, arising from the Company’s compensation policies and practices. The Human Capital & Compensation Committee dedicates two meetings each year to an in-depth discussion of the various human capital/DE&I initiatives, including matters related to our public goals and the Company’s overall human capital management roadmap.

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○	Audit Committee. Our Audit Committee has oversight responsibility for financial and enterprise risks. In connection with the oversight of financial risk, the Audit Committee meets regularly, together and separately, with senior finance management, the head of internal control and the Company’s independent auditors. With respect to enterprise risk oversight, the Audit Committee receives reports on a regular basis concerning the activities of the Company’s Strategic Risk Committee (“SRC”), which is composed of members of the Company’s senior leadership team. The Audit Committee dedicates two meetings each year to an in-depth discussion of enterprise risk topics with the SRC’s members, including matters related to our global supply chain, information and data security, privacy, and business transformation activities. The SRC is composed of senior leaders from various business units where a particular risk resides, including the sourcing, logistics, information technology, finance, internal audit, human resources and legal departments. The SRC meets regularly throughout the year to discuss the identification and mitigation of enterprise risks, and is advised by third-party experts where appropriate (e.g., technical and legal experts on cybersecurity, privacy and business continuity matters).

○	Board of Directors. Our Board receives regular reports from the Chairs of the Corporate Responsibility, Sustainability & Governance, Human Capital & Compensation and Audit Committees. The Board meets periodically with members of the Company’s SRC to discuss risk identification and mitigation activities, and receives an annual update of ESG topics, including reports on the progress the Company has made toward its public goals and the status of the Company’s ESG roadmap. The Board also meets periodically with the Company’s third-party cybersecurity, privacy, financial and other experts to obtain their perspective on various matters. Finally, our Directors apply the breadth and depth of their own experience in domestic and international business operations, finance and accounting, and other fields in this risk oversight function.

For more detailed information on the changes described above concerning our Board Committees’ oversight responsibilities, see “Board of Directors and Board Committees” beginning on page 15 below.

Ensuring Board Accountability

●	Shareholder Oversight. The Company’s governance practices provide for Board accountability to the Company’s shareholders through: (i) majority voting for Directors in uncontested elections; (ii) declassification of the Board by providing for the annual election of all Directors; (iii) the ability for 25% of our shareholders to call special meetings; and (iv) the elimination of super-majority voting requirements to amend our Charter and Bylaw provisions.

●	Proxy Access. Our Bylaws provide proxy access rights to our shareholders pursuant to which the Company will include the names of up to two Director nominees (or, if greater, that number equal to 20% of the Board) in our proxy materials proposed by a shareholder or a group of up to 20 shareholders who have continuously owned 3% or more of our Common Stock for three years or more.

Ensuring Management Accountability

●	Performance-Based Compensation. The Company has linked a substantial portion of the pay of its executives directly to the Company’s performance. As described in greater detail under the heading “Compensation Discussion & Analysis” beginning on page 32 below, the Human Capital & Compensation Committee adheres to this pay-for-performance philosophy, and performance-based short-term and long-term incentives (cash and equity) comprise a significant component of our executives’ overall compensation.

●	Effective Performance Metrics. An important governance function is to measure progress in achieving strategic growth initiatives in an objective and quantitative manner, and to hold management accountable and reward success. Our Human Capital & Compensation Committee gives effect to this function through the adoption of performance metrics for the Company’s annual bonus plan and LTIP which directly measure progress in advancing our strategic growth initiatives and achieving our financial and sustainability goals, hold senior management accountable for financial and operational results over which they have more direct influence, and are key value creation drivers in the specialty retail industry.

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Board Leadership Structure

●	Separate Chairman and CEO. The Board selects the Company’s CEO and Chairman of the Board in the manner that it determines to be in the best interests of the Company’s shareholders. The Board has determined that having an independent Director serve as Chairman of the Board is in the best interests of the Company’s shareholders at this time. Our Board believes that this structure ensures a greater role for the independent Directors in the oversight of the Company and active participation of the independent Directors in setting Board and Committee agendas and establishing priorities and procedures. Further, this structure permits the CEO to focus on the Company’s strategic matters and the management of the Company’s day-to-day operations.

●	Committee Chairs. Our Board’s leadership structure also includes independent, experienced and involved Board Committee Chairs.

Established Policies Guide Governance and Business Integrity

●	Charters for Board Committees. Each of the Corporate Responsibility, Sustainability & Governance Committee, Human Capital & Compensation Committee and Audit Committee has a charter developed and maintained under the leadership of its Committee Chair. The Committee charters describe the purpose, responsibilities, structure and operations of each Committee. The Human Capital & Compensation Committee charter and the Audit Committee charter include the authority and responsibilities of each Committee under the applicable rules and regulations of the SEC and NASDAQ.

●	Corporate Governance Guidelines. The Company’s Corporate Governance Guidelines reflect the Board’s views and Company policy regarding significant corporate governance issues. As part of its ongoing review of best practices in corporate governance, the Board reviews these guidelines annually and updates these guidelines as appropriate.

●	Code of Business Conduct. The Company’s Code of Business Conduct is designed to promote the highest ethical standards in all of the Company’s business dealings. The Code of Business Conduct applies to the Directors, officers (including its principal executive officer, principal financial officer and principal accounting officer) and employees.

●	Anti-Corruption Policy. The Company’s Anti-Corruption Policy requires compliance with all laws, domestic and foreign, prohibiting improper payments or inducements to any person, including government officials. The Anti-Corruption Policy provides guidance on the types of improper payments that the Company prohibits and how to recognize and deal with corruption, bribery, and other unethical conduct.

●	Insider Trading Policy; Prohibition on Hedging/Pledging of Common Stock. The Company’s Insider Trading Policy is designed to assist the Directors, officers (including our named executive officers (“NEOs”)) and employees to comply with insider trading laws and prevent even the appearance of improper insider trading. Our Insider Trading Policy prohibits trading in derivatives of our Common Stock, including puts, calls and other financial derivatives, and also prohibits hedging and pledging of our Common Stock by any of our Directors, officers (including our NEOs) and employees in order to ensure that the interests of Directors, officers (including our NEOs) and employees align with those of our shareholders. For more information, see “Prohibition on Hedging/Pledging of Common Stock” on page 42 below.

●	Clawback Policy. The Company’s Clawback Policy applies to short term and long term incentive compensation and allows the Company to recover performance-based annual cash bonuses and stock awards granted under our LTIP from members of Company management, including our NEOs, in the event of certain occurrences, including the restatement of financial statements and other actions having a significant adverse impact on the Company.

Shareholders may view these documents on the Company’s corporate website http://corporate.childrensplace.com in the “Corporate Overview” section under the “Investor Relations” tab and in the section entitled “Corporate Info — Governance Documents”.

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Director Access to Management

●	Management Participation at Board Meetings. Topics are presented to the Board by members of Company management in an environment that encourages dialogue to develop between Directors and Company management. The Board’s direct access to management continues outside the boardroom during on-going discussions with our executives.

Shareholder Access to the Board of Directors

●	Communications to the Board of Directors. Shareholders may communicate directly with the Company’s independent Directors concerning proper and relevant topics by sending an e-mail to childrensplaceboard@childrensplace.com or by writing to Board of Directors, c/o Corporate Secretary, The Children’s Place, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094.

Consideration of Board Nominees

●	Nomination by Shareholders. The Corporate Responsibility, Sustainability & Governance Committee acts on behalf of the Board to recruit, consider the qualifications of and recommend to the Board nominees for election as Directors, including by our shareholders and candidates to be appointed by the Board to fill vacancies on the Board. Our Corporate Governance Guidelines provide that the Corporate Responsibility, Sustainability & Governance Committee will consider candidates recommended by shareholders and that there will be no differences in the manner in which it evaluates nominees recommended by shareholders, and nominees recommended by the Corporate Responsibility, Sustainability & Governance Committee and/or Company management.

Board of Directors and Board Committees

Board of Directors. The Board oversees the business, assets, affairs and performance of the Company. At the end of fiscal 2022, the Board had ten Directors, with nine independent Directors and one employee Director, our CEO. Eleven board members have been nominated for election at the Annual Meeting, including our two new director nominees, Messrs. McDonald and Shaffer. Joseph Alutto will continue to serve as a Director through the date of the Annual Meeting and is not standing for re-election to the Board.

Committees of the Board of Directors. The Board has three standing Committees: the Corporate Responsibility, Sustainability & Governance Committee, the Human Capital & Compensation Committee and the Audit Committee. The members of the Board’s Committees at the end of fiscal 2022 were as follows:

Corporate Responsibility, Sustainability & Governance Committee	Human Capital & Compensation Committee	Audit Committee
Joseph Alutto (Chair)(1) John E. Bachman Marla Beck John A. Frascotti(2) Norman Matthews	Debby Reiner (Chair) Tracey R. Griffin Norman Matthews	John E. Bachman (Chair) Elizabeth J. Boland Katherine Kountze

(1)	Dr. Alutto is not standing for re-election to the Board at the Annual Meeting.

(2)	Mr. Frascotti will be appointed as Chair of the Corporate Responsibility, Sustainability & Governance Committee effective immediately following, and subject to, his election at the Annual Meeting.

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Corporate Responsibility, Sustainability & Governance Committee

The Corporate Responsibility, Sustainability & Governance Committee is responsible for overseeing the Company’s ESG risk management activities, including environmental initiatives, and social topics such as responsible sourcing in the Company’s global supply chain. This Committee is also charged with the oversight of the Company’s corporate governance policies and practices.

Environmental Initiatives

The Corporate Responsibility, Sustainability & Governance Committee oversees the Company’s environmental strategies, initiatives and goals. We believe that purpose-led companies such as ours have the opportunity and responsibility to work to ensure that our business contributes to a healthy planet. We focus on topics that are important to our long-term success and where we believe we can have the most positive impact. The Corporate Responsibility, Sustainability & Governance Committee oversees our environmental initiatives which aim to:

●	Reduce GHG emissions in our operations and across our global supply chain through science-based goals to address climate change;

●	Deliver responsibly sourced product offerings through the use of sustainable raw materials;

●	Reduce and manage water and chemical usage in manufacturing and processing in our global supply chain; and

●	Divert the amount of waste from our operations sent to landfills and move to a more circular system through reusing and recycling.

In designing and implementing the Company’s environmental initiatives, we identify areas where we believe we can make a difference and establish quantitative goals in an effort to positively impact the communities and environments affected by our business. To have the greatest impact, we collaborate with experts, non-governmental organizations (“NGOs”), other non-profit organizations, industry peers, and third-party vendors and factories to identify and implement initiatives. The Corporate Responsibility, Sustainability & Governance Committee oversees the Company’s commitment to a long-term approach across its global operations to act responsibly and efficiently.

Social Topics

The Company’s commitment to positive social practices includes our responsible sourcing activities in our global supply chain where we partner with our global third-party vendors and factories, NGOs and others in supporting workers’ health, safety and well-being. The Company monitors compliance by its third-party vendors and factories with the Company’s Vendor Code of Conduct, local laws and ethical business practices to help ensure fair and safe work conditions for the people who make the Company’s products. The Company also recognizes the importance of eliminating forced labor within the supply chain and its increasing significance in light of recent reports of human rights abuses in various regions of the world. In addition, the Company supports and sponsors a number of worker well-being programs designed to improve the daily lives of the predominantly female factory workers who make its products. The Company’s commitment to having a positive social influence also extends to its charitable mission of supporting children and families in need.

The Corporate Responsibility, Sustainability & Governance Committee regularly receives reports from executives overseeing the above initiatives and topics. In turn, the Chair of the Corporate Responsibility, Sustainability & Governance Committee regularly updates the full Board on the Committee’s activities.

For additional information concerning the Company’s environmental and social initiatives and goals, please refer to the Company’s ESG Report, which can be found on the Company’s corporate website at http://corporate.childrensplace.com under the ESG section, and the Company’s Annual Report on Form 10-K for fiscal 2022. The ESG Report includes 26 public goals across our global operations, and reports against SASB guidelines, GRI core standards and United Nations Sustainable Development Goals and has been prepared in accordance with the GRI Standards Core option and the SASB Apparel, Accessories & Footwear Sustainability Accounting Standard.

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Governance Matters

The Corporate Responsibility, Sustainability & Governance Committee recommends nominees for Directors and administers the formal Board, Committee and individual Director self-evaluation procedures. It also oversees and reviews the Company’s corporate governance policies, guidelines and practices and makes recommendations to the Board regarding corporate governance and Board and Committee structure.

Human Capital & Compensation Committee

The Human Capital & Compensation Committee has the oversight responsibility for the Company’s human capital management policies and practices, including diversity, equity and inclusion topics and associated risks. The Human Capital & Compensation Committee also is charged with the oversight of the Company’s executive compensation policies, practices and plans and associated risks.

Human Capital Management

The Human Capital & Compensation Committee is actively engaged in overseeing the Company’s human capital management strategies, including our talent and succession planning initiatives designed to attract, develop, engage, reward and retain top retail, digital and business leaders who can drive our financial performance and strategic growth initiatives and contribute to building long-term shareholder value. The Company has benefited greatly from the stability of our senior leadership team, who have an average tenure of approximately seven years, led by our CEO who has led the Company for over a decade. The Human Capital & Compensation Committee’s involvement in leadership development and succession planning is systematic and ongoing, culminating in an annual review at the Board level of succession plans for all senior leaders of the Company’s management team, inclusive of development strategies for top talent within the Company.

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Diversity, Equity and Inclusion

In fiscal 2021, the Board approved the assignment of oversight responsibilities for human capital management activities and risks, including DE&I, to the Human Capital & Compensation Committee.

To improve the Board’s understanding of the Company’s culture and talent pipeline, the Board and its Committees periodically meet with high-potential executives in formal and informal settings. More broadly, the Human Capital & Compensation Committee and the Board are regularly updated on key talent metrics for the overall workforce, including diversity and inclusion, pay equity, employee relations, recruiting and development programs, and overall progress against the Company’s human capital development strategies. Diversity and inclusion are top priorities for the Company, and we actively strive to ensure that our workplace includes a range of perspectives and backgrounds at the Board level, in senior leadership, and throughout our management and associate base. The Company reports annually on employment data, including ethnicity, in line with Equal Employment Opportunity Commission guidelines, publishes its complete EEO-1 data on its corporate website, and continues to focus on building a culture which supports diversity, equity and inclusion, and which works to ensure fair compensation and opportunity for all employees regardless of gender or race.

The Company is women-led and believes that it is positioned to outperform industry standards by employing diverse teams operating in an inclusive environment. Over 85% of our customers are women and we are proud of our industry-leading gender diversity statistics across every level of the organization:

Women Representation in 2021
Overall Workforce	Board Members	Senior Leadership	Corporate Leadership	Store Management	Promotions Overall	Promotions Corporate Leadership	Promotions Store Management	New Hires Overall
87%	60% *	50%	57%	91%	93%	61%	96%	89%

*	As of March 2023

Our women-led workforce deeply understands the wants and needs of our customer base, allowing the voice of the customer to be at the forefront of every decision we make. This is a key differentiator in the marketplace and helps us to ensure that we deliver on our brand promise. To underscore these efforts, the Company has established a goal to maintain our industry leading position of at least 80% representation of women in our overall workforce and maintain at least 50% representation of women in our corporate leadership positions.

The Company’s position is further enhanced by the diversity of teams across its stores, distribution centers and corporate headquarters, in its senior leadership team and at the Board level. The Company has broad representation of races and ethnicities throughout the organization, with 67% of the Company’s overall workforce identifying as racially or ethnically diverse and associates identifying as racially or ethnically diverse representing 72% of new hires and 64% of promotions during fiscal 2021. The Company has reinforced its commitment to ensure that its workforce is reflective of local demographics and the customers the Company serves by setting a new goal to double the representation of Black/African American associates at its U.S. corporate offices by 2025. The Company seeks to uphold its diverse and inclusive culture by striving to ensure its talent acquisition programs sustain and grow diverse representation across its workforce, promoting talent from within, building an inclusive culture through awareness and education, and rewarding all employees equitably.

For additional information concerning the Company’s DE&I initiatives and EEO-1 data, please refer to the Company’s ESG Report, which can be found on the Company’s corporate website at http://corporate.childrensplace.com under the ESG section, and the Company’s Annual Report on Form 10-K for fiscal 2022.

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Executive Compensation

The Human Capital & Compensation Committee reviews and recommends to the Board our CEO’s compensation, and with input from senior management, reviews and approves the compensation of our other executive officers. The Human Capital & Compensation Committee establishes our management compensation policies, reviews the terms of the Company’s incentive compensation plans and programs, and oversees the implementation and operation of these plans and programs. In addition, the Human Capital & Compensation Committee makes recommendations to the Board regarding the compensation of independent Directors.

The Human Capital & Compensation Committee is also responsible for reviewing and assessing potential risk arising from the Company’s compensation policies and practices. Each year, in conjunction with its independent compensation consultant and management, the Human Capital & Compensation Committee conducts a risk assessment of the Company’s compensation policies and practices to ascertain any potential material risks that may be created by the policies and practices. In fiscal 2022, the Human Capital & Compensation Committee considered the findings of the risk assessment and concluded that the Company’s compensation programs and practices are aligned with the interests of our shareholders, appropriately reward pay for performance, and do not promote excessive or imprudent risk-taking.

The Human Capital & Compensation Committee has the authority to retain the services of compensation consultants to provide it with recommendations, advice and information on various compensation matters, including the Company’s compensation of the CEO, the Company’s other executive officers and independent Directors. Acting in the capacity of an independent compensation consultant, Frederic W. Cook & Co. (“FW Cook”) advises the Human Capital & Compensation Committee with respect to the Company’s compensation policies and practices, the design and implementation of executive compensation plans and programs, and such other matters as the Human Capital & Compensation Committee may direct. FW Cook provides the Human Capital & Compensation Committee with benchmarking data concerning the compensation paid to senior executives and independent directors by companies in the Company’s peer group and the retail industry. FW Cook works directly with the Human Capital & Compensation Committee and its Chair, and meets with the Committee in executive sessions. FW Cook does not provide any services to the Company. The Human Capital & Compensation Committee has determined that FW Cook is independent and does not have any conflict of interest in its dealings with the Human Capital & Compensation Committee. The Human Capital & Compensation Committee made this determination, in part, by reviewing and considering the factors set out by the applicable rules and regulations of the SEC and NASDAQ covering independence, conflicts of interest and compensation advisors.

Human Capital & Compensation Committee Interlocks and Insider Participation

None of the members of the Human Capital & Compensation Committee is or has been an officer of the Company, none was an employee of the Company during fiscal 2022, and none had any relationship with the Company or any of its subsidiaries during fiscal 2022 that would be required to be disclosed as a transaction with a related person. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or the Human Capital & Compensation Committee.

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Audit Committee

The Audit Committee has oversight responsibility for the Company’s financial and enterprise risk management activities:

●	Financial Risk, including:
➢	Financial reporting
➢	Internal controls and internal audit function
➢	Independent audits of the Company’s financial statements

●	Enterprise Risk, including:
➢	Cybersecurity and privacy
➢	Business continuity and disaster recovery
➢	Operational matters, including global supply chain
➢	Legal compliance

Reporting, Controls and Internal Audit

The Audit Committee monitors the preparation and integrity of our financial statements, our overall financial disclosure practices, the soundness of our system of internal financial controls, our compliance with good accounting practices and the adoption of new accounting standards. The Audit Committee also has oversight responsibility for the performance of our internal audit function and, in this capacity, the Audit Committee approves the annual internal audit plan. The Audit Committee regularly meets in executive sessions with the Company’s independent registered public accounting firm outside the presence of management, and also meets separately in executive sessions with members of senior management and with the head of our internal audit department.

Independent Auditors

The Audit Committee is responsible for the appointment of our independent registered public accounting firm, the oversight of the scope of its audit work and the determination of its compensation. In discharging this responsibility, the Audit Committee reviews our current firm’s qualifications, performance, control procedures and independence, all in accordance with regulatory requirements and guidelines, and periodically considers whether a change in the independent registered public accounting firm is recommended. As part of this evaluation, the Audit Committee considers a number of factors, including the current firm’s capabilities and expertise, industry knowledge and experience, the quality and performance of the lead engagement partner, other professionals and specialists on the audit team, audit methodology, including use of technology, and continuity for the Company. Based on this evaluation, the members of the Audit Committee believe that the selection of EY, our independent registered public accounting firm since 2018, to continue to serve as our independent registered public accounting firm for fiscal 2023, is in the best interests of the Company and our shareholders.

Cybersecurity and Privacy

The Company considers cybersecurity and privacy to be important issues affecting the enterprise both in terms of reputational risk and economic risk. The Company has implemented comprehensive controls consistent with the requirements of the International Organization for Standardization (“ISO”) and assesses cybersecurity maturity levels against the National Institute of Standards and Technology (“NIST”) framework to set appropriate standards, guidelines and best practices to manage cybersecurity-related risk. The Audit Committee is responsible for the oversight of the Company’s cybersecurity risk identification and mitigation activities, receives reports on these activities on a regular basis, and provides reports regularly to the Board.

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The Company’s cybersecurity program is a continuous process where we strive to:

●	Identify Threats—both internal and external;

●	Identify Vulnerabilities—in order to understand any limitations, as well as to identify opportunities involving methodologies and technology;

●	Assess Risk Exposure—determine the likelihood that vulnerabilities may be exploited and the impact, financial and reputational, of being exploited;

●	Implement Detection and Protection Measures—through appropriate policies, procedures and use of technology to reduce the likelihood and impact of a breach, including by leveraging third-party cybersecurity experts to conduct vulnerability scanning, penetration testing, workforce control assessments, and a maturity assessment, and to enhance our cybersecurity training curriculum; and

●	Implement Incident Response Plans—which the Company has documented, leveraging third-party cybersecurity experts, and includes periodic training.

To keep pace with ever-evolving threats and industry best practices, the Company has made, and will continue to make, sizeable investments in the building and development of cybersecurity talent and expertise, and the implementation of state-of-the-art systems and tools. We employ benchmarking to understand best practices and industry trends. We conduct security and compliance assessments throughout the year to validate the efficiency of our programs and practices. We also periodically engage an independent third-party expert to assess our cybersecurity maturity level against our Peer Group and the retail industry. The results of this maturity assessment inform our cybersecurity development roadmap going forward and are presented to the Audit Committee and the Board of Directors by our senior management and representatives from the third-party expert.

Katherine Kountze, who is a cybersecurity expert and an experienced information technology C-Suite executive, is a member of the Company’s Board of Directors and also sits on the Audit Committee. Five other members of the Board are also experienced in data security matters – Ms. Elfers, our CEO; Mses. Beck, Boland and Griffin, the latter two of whom each hold or have held key senior financial and operational executive positions at their respective companies; and Mr. Bachman, who is the Chair of the Audit Committee (and chairs the audit committee of another public board).

In an effort to ensure that the Company’s employees are familiar with the Company’s data security and protection policies and enable them to proficiently handle the threat of cyber-attacks, all employees are required to participate in a cybersecurity awareness training program annually. Our financial, information-technology and other associates who have administrative authority or access to sensitive information are required to attend additional training courses during the year. The Company also circulates cyber awareness materials on a periodic basis on its intranet and holds a “Cyber Awareness Month” each year to promote the importance of cybersecurity topics.

The Company’s SRC meets regularly throughout the year to discuss security risks and is advised by third-party experts where appropriate (e.g., technical and legal experts on cybersecurity and business continuity matters). The Company’s information security team receives daily alerts from the Cybersecurity & Infrastructure Security Agency, part of the U.S. Department of Homeland Security, in an effort to proactively manage the remediation of any new items that may arise. Given that remote working arrangements have increased significantly during the COVID-19 pandemic, the Company monitors internal network activity on a daily and weekly basis.

The Audit Committee receives reports concerning the activities of the SRC and dedicates at least two meetings each year to an in-depth discussion of enterprise risk topics with the SRC’s members, including topics related to cybersecurity. Subsequently, the Board receives updates from the Audit Committee regarding the Company’s risk identification and mitigation activities, including matters related to cybersecurity, and if necessary, the Audit Committee directs the SRC to provide reports on important activities directly to the Board.

In the event of a suspected data security incident, the Company has in place a cybersecurity incident response team, comprised of members of the Company’s information security, internal audit and legal teams, and whose function is to respond to any such incident, define and seek to control the extent of the incident, assess and remediate any damage caused, and implement measures designed to prevent future reoccurrences. Reports of significant incidents and significant mitigation efforts are provided to the Company’s SRC, and as necessary, to the Audit Committee and the Board.

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Business Continuity Management

The Audit Committee oversees the Company’s business continuity management program, consisting of both crisis management and disaster recovery activities. The Company’s crisis management efforts include identification of the roles, responsibilities, actions and events to occur during the first 24-hour period following the occurrence of a crisis; our disaster recovery efforts cover the activities to occur following that initial 24-hour period to ensure our technology, systems, people, company locations and business operations are active or are successfully reactivated as necessary. Business continuity management strategies and capabilities are tested and monitored through periodic meetings of a cross-functional team of Company management. In addition, except during the recent COVID-19 disruption, members of senior management participate in periodic crisis management exercises with third-party experts on crisis management best practices to apply their learnings to the Company’s business continuity management program. Members of senior management are continually engaged to ensure appropriate oversight of business continuity risk management, including the following: (i) periodic reviews of status reports by the Company’s SRC; (ii) periodic updates to our business continuity management strategy and practices, which are reviewed by the SRC and our CEO; and (iii) periodic reviews of business continuity management status and practices by the Audit Committee.

Global Sourcing

The Audit Committee receives regular reports from our sourcing and logistics executives concerning the Company’s global sourcing activities, including in less developed countries where political instability, infrastructure limitations, labor practices and other factors can create operational and reputational risk.

Product Safety & Quality Control

As a children’s apparel retailer, safety is a top priority for the Company. Our products are regulated by the U.S. Consumer Product Safety Commission (“CPSC”), Health Canada, and similar state, provincial and international regulatory authorities. Our product safety and quality program includes factory safety audits, product safety reviews, testing by a CPSC-approved third party laboratory, and quality assurance inspections at various stages of production and upon receipt of products in our distribution centers. Our product safety team is responsible for investigating and assessing product safety and quality issues as they arise, and escalating those issues to the SRC when needed. The Audit Committee reviews and receives periodic reports on product safety matters, including any new regulatory developments affecting our products, a summary of identified safety and quality issues, and any updates to our product safety protocols.

Anti-Corruption

We conduct business in numerous countries around the world, including in less developed countries where corruption is more prevalent. Our CEO and the SRC have oversight of our anti-corruption program. The Audit Committee reviews and receives reports on compliance with the Company’s anti-corruption policies and on training activities in these countries. These activities include regular, periodic in-country training by Company personnel and third-party experts for Company employees and agents, as well as third-party vendor and factory personnel. The Company also uses online training materials to reach members of management and its associates around the world.

Legal Compliance

The Audit Committee receives reports from our legal department regarding the Company’s compliance related risks, including any material changes in laws and regulations that impact the Company, material legal claims and proceedings involving the Company and code of conduct compliance.

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Fiscal 2022 Audit Committee Report

As stated in the Audit Committee Charter, a copy of which is available on the Company’s corporate website, http://corporate.childrensplace.com in the “Corporate Overview” section under the “Investor Relations” tab and in the section entitled “Corporate Info – Governance Documents,” the Audit Committee’s responsibility is one of oversight. It is the responsibility of Company management to establish and maintain a system of internal controls over financial reporting, to prepare consolidated financial statements of the Company and its subsidiaries in accordance with generally accepted accounting principles (“GAAP”), and to prepare other financial reports and disclosures. Our independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and to issue a report thereon. The Audit Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of our independent registered public accounting firm. In addition to overseeing the preparation and integrity of our financial statements and our overall financial disclosure practices, the Audit Committee oversees the Company’s enterprise risk management activities.

At Audit Committee meetings in 2022, the Audit Committee met with the Company’s internal and independent auditors, with and without management present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of the Company’s internal controls over financial reporting, including management’s and EY’s reports thereon, the bases for the conclusions expressed in those reports, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee reviewed and discussed with management the Company’s audited consolidated financial statements for fiscal 2022, and met and held discussions with management, the Company’s independent registered public accounting firm and the head of the Company’s internal audit function (both with and without management present) regarding the fair and complete presentation of the Company’s financial results and discussed the significant accounting policies applied in the Company’s financial statements as well as alternative treatments. The Audit Committee also reviewed and discussed with management, the head of the Company’s internal audit function and the Company’s independent registered public accounting firm the reports required by Section 404 of the Sarbanes Oxley Act of 2002, namely, management’s annual assessment of the Company’s internal controls over financial reporting and the Company’s independent registered public accounting firm’s attestation report thereon. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, or “PCAOB”. In addition, the Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm such firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for fiscal 2022 be included in our Annual Report on Form 10-K for such fiscal year for filing with the SEC.

The foregoing Audit Committee report has been submitted by the members of the Audit Committee: John E. Bachman (Chair), Elizabeth J. Boland and Katherine Kountze.

2023 PROXY STATEMENT	23

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

Attendance at Board and Committee Meetings

The chart below sets forth the number of Board and Committee meetings (in-person, by video conference and telephonic) and Director attendance at such meetings during fiscal 2022.

	Board of Directors	Corporate Responsibility, Sustainability & Governance Committee	Human Capital & Compensation Committee	Audit Committee
Number of Meetings	5	6	5	11
Attendance	All directors, all meetings	All members, all meetings	All members, all meetings	All members, all meetings*

*	One Committee member did not attend one meeting.

24	2023 PROXY STATEMENT

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

Board Nominees for Directors

In evaluating individual Directors and Director nominees, the Corporate Responsibility, Sustainability & Governance Committee seeks candidates with strong reputations and experience in areas relevant to the strategy and operations of our business and takes into account many factors, including diversity, gender, age, educational and professional background, and personal accomplishments. The Corporate Responsibility, Sustainability & Governance Committee, however, does not base its nomination of a candidate solely on these factors.

The Corporate Responsibility, Sustainability & Governance Committee also strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business and strategic initiatives. Each Director nominee of the Company has served in a senior leadership position in a large, complex organization and has gained extensive experience in core management skills, such as strategic and financial planning, financial reporting, corporate governance, risk management and leadership development. This variety and depth of experience enables the Director nominees to make significant contributions to the deliberations of the Board. See the Summary of Director Nominee Core Competencies table on page 5 above under the heading “Proxy Summary”.

Biographical information for each candidate nominated for election at the Annual Meeting is set forth below.

John E. Bachman, 67 Independent Director Since 2016

Career Highlights. Mr. Bachman currently serves as the Chair of our Audit Committee and as a member of our Corporate Responsibility, Sustainability & Governance Committee. Prior to his retirement in 2015, Mr. Bachman was a partner at the accounting firm, PricewaterhouseCoopers LLP (“PwC”). At PwC, Mr. Bachman served for six years as the Operations Leader of the firm’s U.S. Assurance Practice with full operational and financial responsibility for this $4 billion line of business (at that time), which included the firm’s audit and risk management practices. Prior to this role, Mr. Bachman served for three years as the firm’s Strategy Leader where he was responsible for strategic planning across business units, geographies and industries. Mr. Bachman also served as an audit partner for over 35 years for companies in the industrial manufacturing, financial services, publishing, healthcare and other industries. Mr. Bachman received an MBA from the Harvard University Graduate Business School and is a retired CPA.

Experience and Skills. Mr. Bachman brings years of experience in the development and oversight of business strategies and the operational leadership of a large complex organization. He also brings over 35 years of experience in accounting and auditing. Mr. Bachman qualifies as an “audit committee financial expert” under applicable SEC rules.

Other Public Directorships: Grocery Outlet Holding Corp. (since 2019), where he is the Chair of the Audit and Risk Committee.

2023 PROXY STATEMENT	25

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

Marla Beck, 52 Independent Director Since 2015

Career Highlights. Ms. Beck currently serves as a member of our Corporate Responsibility, Sustainability & Governance Committee. She is the former Chief Executive Officer of Bluemercury, a retailer and online seller of upscale beauty products and spa services that Ms. Beck founded in 1999. Bluemercury was acquired by Macy’s, Inc. in 2015 and operated as a stand-alone business with Ms. Beck as CEO through June 2021. Prior to 1999, Ms. Beck was a consultant for McKinsey & Company. She holds an MBA and MPA from Harvard University.

Experience and Skills. Ms. Beck’s experience as the former Chief Executive Officer of Bluemercury brings to the Board a valuable perspective and experience with respect to brand management, brand marketing, digital engagement, including e-commerce, and the management and leadership of a national specialty retailer.

Other Public Directorships: The Beauty Health Company (since 2022), where she is a member of the Audit Committee.

Elizabeth J. Boland, 63 Independent Director Since 2019

Career Highlights. Ms. Boland currently serves as a member of our Audit Committee. Since June 1999, Ms. Boland has served as the Chief Financial Officer of Bright Horizons Family Solutions Inc., a leading global provider of early education, child care and workforce education services based in the United States. Prior to joining Bright Horizons in 1997, Ms. Boland served as the Chief Financial Officer and Vice President, Finance, at various companies. From 1981 to 1990, Ms. Boland worked on the audit staff at PwC in Boston, MA, completing her tenure as a senior audit manager. Ms. Boland is a graduate of the University of Notre Dame and is a CPA.

Experience and Skills. Ms. Boland brings to the Board years of senior level executive experience and a valuable perspective in finance, accounting and auditing practices, as well as expertise in the dynamics of the children’s market. Ms. Boland qualifies as an “audit committee financial expert” under applicable SEC rules.

26	2023 PROXY STATEMENT

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

Jane Elfers, 62 Director Since 2010

Career Highlights. Ms. Elfers became our President and Chief Executive Officer in January 2010. She set our strategic vision as a leading global, omni-channel children’s apparel brand, and developed and executed our key strategic growth initiatives, including superior product and design, transformation to a digital first model, expansion of our wholesale channel and omni-channel marketing strategy, and optimization of our store fleet to position the business to drive shareholder value over time. Ms. Elfers led our successful company-wide, multi-year strategic reset by assembling, motivating and leading a best-in-class management team and she has delivered our transformative results by instituting a culture of operational excellence.

Experience and Skills. Ms. Elfers formerly served as President and Chief Executive Officer of Lord & Taylor from May 2000 to September 2008. She is a graduate of Bucknell University where she received a degree in Business Administration and where she serves on the Board of Trustees.

John A. Frascotti, 62 Independent Director Since 2021

Career Highlights. Mr. Frascotti currently serves as a member of our Corporate Responsibility, Sustainability & Governance Committee and, subject to his election at the Annual Meeting, will become the Chair of that Committee immediately following the Annual Meeting. He was a Special Advisor to Hasbro, Inc. (“Hasbro”) until March 31, 2022 and served as Hasbro’s President and Chief Operating Officer from 2018 until his retirement on March 31, 2021. Mr. Frascotti joined Hasbro in 2008 as Executive Vice President and Chief Marketing Officer, became President of Hasbro Brands in 2014, and became President of Hasbro in 2017. In 2018, he was also named Chief Operating Officer, and became a member of Hasbro’s Board of Directors. Before joining Hasbro, Mr. Frascotti served in several senior executive positions at Reebok International Ltd. and myteam.com. Mr. Frascotti is a Venture Partner at Relentless Consumer Partners, a member of the Board of Advisers of Dephy, Inc. and a member of the board and co-chair of the Advancement Committee of the SeriousFun Children’s Network, an organization of camps throughout the world for children with serious illnesses. Mr. Frascotti received his B.A. in Economics from Yale University, where he graduated Phi Beta Kappa and summa cum laude, and his J.D., cum laude, from Harvard Law School. He is admitted to the bar in California and Massachusetts and practiced law at Mitchell, Silberberg & Knupp, LLP and Palmer & Dodge LLP.

Experience and Skills. Mr. Frascotti brings to the Board extensive expertise and leadership in brand building, omni-channel retail strategies, digital marketing, global supply chain management, investor relations and talent development, as well as deep executive experience operating in the children’s retail market.

Other Public Company Directorships: Party City Holdco Inc. (since 2019), where he is a member of the Compensation Committee.

2023 PROXY STATEMENT	27

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

Tracey R. Griffin, 58 Independent Director Since 2020

Career Highlights. Ms. Griffin currently serves as a member of our Human Capital & Compensation Committee. She is the former Chief Financial Officer and Chief Operating Officer of Framebridge, Inc., an online and retail custom framing brand. Prior to her position at Framebridge, Ms. Griffin served as the Chief Financial Officer of lifestyle retail brand Kendra Scott, from September 2018 to November 2019. Prior to that, Ms. Griffin served as the Chief Financial Officer of PANDORA Americas, a global affordable jewelry brand, from February 2016 to September 2018, following her tenure as the Chief Operating Officer from October 2014 to February 2016. In these roles at PANDORA, Ms. Griffin was responsible for implementing and overseeing strategic growth initiatives across the company, including its expansion into Latin America. Prior to that, she served as a Senior Partner at McKinsey & Company, a global management consulting firm, where she focused on retail and consumer goods clients. Ms. Griffin currently serves on the Board of the non-profit organization Partnership for a Healthier America, where she is the Chair of the Finance and Audit Committee and has previously served on the Board and Strategy Committee of United Negro College Fund. Ms. Griffin has a bachelor’s degree in Finance from Georgetown University and an MBA from Stanford University.

Experience and Skills. Ms. Griffin brings to the Board years of experience as a senior financial and operations executive in the consumer and retail industries, including a digital first retailer, as well as a broad strategic and operational skill set.

Other Public Company Directorships: ADT Inc. (since 2018), where she is a member of the Compensation Committee.

Katherine Kountze, 60 Independent Director Since 2021

Career Highlights. Ms. Kountze currently serves as a member of our Audit Committee. She is the Vice President and Global Chief Information Officer of Bose Corporation, a world leader in premium audio solutions. Prior to Bose, she was the Executive Vice President & Chief Information Officer of DentaQuest, a purpose-driven oral health care company, and held that position from April 2021 to April 2022. Prior to DentaQuest, from 2010 to 2021, Ms. Kountze was the Senior Vice President and Chief Information Officer at Eversource Energy, a business and residential energy provider serving the Northeastern United States. From 2001 to 2010, Ms. Kountze served in various senior information and data security positions at The United Illuminating Company, culminating in her role as Vice President and Chief Information Officer in 2007. Ms. Kountze is a member of the Massachusetts Cybersecurity Strategy Council and the Boston CIO Leadership Advisory Council. Ms. Kountze received her Bachelor of Arts degree in Actuarial Math & Science from the University of Connecticut, a Master of Science degree in Computer Science from the University of New Haven, and a Certificate for Finance Accounting from Harvard Business Online.

Experience and Skills. Ms. Kountze is an expert in cybersecurity and brings to the Board 15 years of C-Suite experience in all aspects of information technology, including digital transformation matters.

Other Public Company Directorships. Bombardier Recreational Products Inc. (since 2020).

28	2023 PROXY STATEMENT

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

Norman Matthews, 90 Independent Director Since 2009

Career Highlights. Mr. Matthews currently serves as our Chairman of the Board and as a member of our Human Capital & Compensation Committee and Corporate Responsibility, Sustainability & Governance Committee. In his time as Chairman, he oversaw our successful strategic reset into a digital first operating model. Mr. Matthews served as President of Federated Department Stores until his retirement in 1988. He joined Federated Department Stores in 1978 as Chairman-Gold Circle Stores Division. He was promoted to Executive Vice President of Federated Department Stores in 1982, to Vice Chairman in 1984 and to President in 1987. Prior to joining Federated Department Stores, Mr. Matthews served as Senior Vice President, General Merchandise Manager for E.J. Korvette, and as Senior Vice President, Marketing and Corporate Development for Broyhill Furniture Industries. In 2005, Mr. Matthews was named as one of eight outstanding directors by the Outstanding Directors Exchange. Mr. Matthews received an MBA from the Harvard University Graduate Business School.

Experience and Skills. Mr. Matthews possesses an extensive knowledge of the apparel and retail industries and corporate governance practices from his years as a senior executive and a member of the boards of directors of several public companies. Mr. Matthews’ experience provides him with a deep understanding of the apparel market, as well as corporate governance processes and trends and the complex strategic, risk and other oversight responsibilities associated with the role of the chairman of a public company.

Other Public Company Directorships: Party City Holdco Inc. (since 2014), where he is non-executive Chair of the Board and a member of the Compensation and Nominating and ESG Committees; and Grocery Outlet Holding Corp. (since 2019), where he is a member of the Compensation and Nominating and Corporate Governance Committees.

Wesley S. McDonald, 60 Independent Director Nominee in 2023

Career Highlights. Mr. McDonald was previously Principal Officer, Chief Financial Officer of Kohl’s Corporation from 2015 to 2017. Prior to this, he served as Senior Executive Vice President, Chief Financial Officer of Kohl’s from 2010 to 2015 and as Executive Vice President, Chief Financial Officer from 2003 to 2010. Before joining Kohl’s, Mr. McDonald served as Vice President, Chief Financial Officer of Abercrombie & Fitch Co. Earlier in his career, he held several positions of increasing responsibility at Target Corporation, culminating in his position as Director – IT Financial Analysis. Mr. McDonald received a BS in Engineering from Bucknell University and received an MBA from The Wharton School of Business.

Experience and Skills. Mr. McDonald’s experience as a chief financial officer and in other senior executive leadership roles at publicly traded retail companies, including expertise in modeling and forecasting, provides him with a distinctive set of qualifications and skills to serve as a director. Mr. McDonald qualifies as an “audit committee financial expert” under applicable SEC rules.

Other Public Company Directorships: Urban Outfitters, Inc. (since 2019), where he is Chair of the Audit Committee and a member of the Compensation & Leadership Development Committee; and Wingstop Inc. (since 2016), where he is a member of the Audit and Compensation Committees.

2023 PROXY STATEMENT	29

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

Debby Reiner, 55 Independent Director Since 2019

Career Highlights. Ms. Reiner currently serves as the Chair of our Human Capital & Compensation Committee. From 2020 to 2022, Ms. Reiner served as President, Global Clients at Grey Global Group, a division of WPP plc (“WPP”). Ms. Reiner also led the Procter & Gamble relationship globally for WPP across all marketing disciplines. From 2016 to 2020, Ms. Reiner served as the Chief Executive Officer of Grey New York. From 2014 to 2016, Ms. Reiner served as Grey New York’s President/Global P&G. Ms. Reiner joined Grey Group in 1989 as an Assistant Account Executive on P&G, Grey Group’s largest client and the world’s largest advertiser. She has been instrumental to transforming the communications model for many of the most successful global brands, leading a shift to digitally-led, omni-channel programs across a range of consumer products categories. Ms. Reiner graduated magna cum laude from Harvard University with a BA in History.

Experience and Skills. Ms. Reiner possesses significant experience as a senior executive in the consumer products industry and brings the Board a valuable perspective and insight with respect to omni-channel marketing and digital brand-building programs.

Michael Shaffer, 59 Independent Director Nominee in 2023

Career Highlights. Mr. Shaffer was previously Executive Vice President, Chief Operating Officer and Chief Financial Officer of PVH Corp. from 2012 through 2021. Mr. Shaffer began his tenure at PVH in 1990 and held various roles of increasing responsibility, including Director of Accounting Operations, Vice President & Controller, and Senior Vice President of Operations. In addition, Mr. Shaffer took on the additional responsibility at PVH of guiding the Building Resources for African American Voices (BRAAVE) as the executive sponsor. Mr. Shaffer received his bachelor’s degree in accounting from George Washington University and is a CPA. He also served for five years on the board of directors with the Build-A-Bear Workshop, where he was Chair of the Audit Committee.

Experience and Skills. Mr. Shaffer’s brings the Board years of senior level operational and financial experience as an executive in the specialty retail industry, including valuable perspective in finance, accounting and retail operations. Mr. Shaffer qualifies as an “audit committee financial expert” under applicable SEC rules.

Other Public Directorships: Torrid Holdings Inc. (since 2022), where he is Chair of the Audit Committee.

30	2023 PROXY STATEMENT

EXECUTIVE OFFICERS

Set forth below are the names, ages and titles of our executive officers as of March 22, 2023:

Name	Age	Position
Jane Elfers	62	Chief Executive Officer and President, Director
Sheamus Toal	53	Senior Vice President, Chief Financial Officer
Claudia Lima-Guinehut	44	Senior Vice President, Global Merchandising & Strategic Partnerships
Jared E. Shure	42	Senior Vice President, General Counsel & Corporate Secretary

The biography of Ms. Elfers is set forth above under the heading “Corporate Governance at The Children’s Place—Board Nominees for Directors” above.

Sheamus Toal joined the Company in 2022 as Senior Vice President, Chief Financial Officer. Mr. Toal was most recently the Executive Vice President and Chief Financial Officer at Saatva, Inc., a high growth digital e-commerce retailer. Previously, Mr. Toal spent over 16 years with New York & Company where he held several senior level finance and operational positions as Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer and Treasurer, culminating in his role as Chief Executive Officer from 2020 to 2021, during which time he led the company through the COVID-19 pandemic (New York & Company filed for reorganization in bankruptcy court on July 13, 2020). He began his career in finance and accounting in positions of increasing responsibility with Footstar, Inc. and Standard Motors Products, Inc., and was a Manager with KPMG, LLP. Mr. Toal graduated with a BS in Accounting from St. John’s University and is a Certified Public Accountant.

Claudia Lima-Guinehut joined the Company in 2014 and has held positions of increasing responsibility, culminating in her appointment as Senior Vice President, Global Merchandising in 2019. In her current role leading Global Merchandising and Strategic Partnerships, Ms. Lima-Guinehut is responsible for creating and delivering successful product and merchandising strategies. Prior to joining the Company, she served as Director of International Merchandising for Destination Maternity and held management roles during her 20 year career at Zara, Camuto Group, Ralph Lauren and Fifth & Pacific Companies. Ms. Lima-Guinehut earned her BS in Marketing from New York University and her SIPA MBA from Columbia University.

Jared E. Shure joined the Company in 2018 as Vice President, Assistant General Counsel. During his tenure, he has assumed roles of increasing responsibility, including being appointed Deputy General Counsel in 2019 and General Counsel and Corporate Secretary in 2021. Mr. Shure has more than 16 years of business and legal experience. Prior to joining the Company, he was a Vice President & Corporate Counsel at Kate Spade & Company and a Vice President & Deputy General Counsel at Tapestry, Inc. following its acquisition of Kate Spade. Mr. Shure began his legal career as a mergers & acquisitions associate at O’Melveny & Myers LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP. Mr. Shure earned his BS in Business Administration from the University of North Carolina and his JD from Cornell Law School.

As previously announced, Leah Swan left her position as Chief Operating Officer of the Company on June 1, 2022, and Robert Helm left his position as Chief Financial Officer of the Company on October 2, 2022. Prior to such dates, both Ms. Swan and Mr. Helm were executive officers of the Company.

2023 PROXY STATEMENT	31

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

This CD&A has four sections:

SUMMARY

Compensation Philosophy

Attract, Motivate, Reward and Retain	Encourage Strong Financial Performance	Align Pay with Performance
Entice and keep superior executive talent committed to our Company, in a highly competitive environment	Encourage strong financial performance on an annual and long-term basis, without encouraging excessive risks	Compensation is directly linked to Company performance, including the progress being made against strategic growth initiatives

2022 Shareholder Engagement

2022 Shareholder Engagement

Shareholders Contacted	Shareholders Engaged	Director Participation
Over 82% of our outstanding shares at the time of invitation	Over 21% of our outstanding shares at the time of invitation	Two independent Directors, together with members of senior management, participated in all engagement conversations
Primary Compensation Topics Discussed
● Fiscal 2022 CEO Compensation Overview

32	2023 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Shareholder Engagement

Our Board and senior management team have a long and continuous history of engaging with shareholders and responding to their feedback. 2022 marked the 11th consecutive year that members of the Board –– the Chair of the Corporate Responsibility, Sustainability & Governance Committee and the Chair of the Human Capital & Compensation Committee –– together with members of senior management, engaged in conversations with our shareholders to exchange ideas and share perspectives.

In 2022, we reached out to shareholders holding over 82% of our outstanding shares, and two independent directors and members of our senior management spoke with institutions holding over 21% of our outstanding shares. Those who declined our invitation indicated either that they did not have any questions or a need to engage, and a few did not respond. We provided all invited shareholders with a presentation that outlined the important topics on which we wished to obtain their feedback. Shareholders who declined to engage did not indicate that they had any concerns with the matters set forth in the presentation. We held a call with proxy advisory firm Institutional Shareholder Services (“ISS”) to discuss our outreach process and the shareholder feedback we received. We had also invited proxy advisory firm Glass Lewis who declined to engage this year.

The topics discussed with our shareholders during our fiscal 2022 year-end engagement with respect to executive compensation are set forth below. For a summary of other engagement topics, please see the “Proxy Summary—2022 Shareholder Engagement” beginning on page 6 above.

Compensation Topics	Key Points Discussed
Fiscal 2022 CEO Compensation

•   In fiscal 2022, our CEO’s compensation opportunity was 61.5% performance based (annual bonus opportunity at target) and 38.5% in base salary.

•   The Company’s actual adjusted operating income in fiscal 2022 was less than the adjusted operating income threshold under our 2022 Management Bonus Plan. Accordingly, no cash bonus for fiscal 2022 was paid to our CEO. See “Incentive Compensation for Fiscal 2022—Annual Cash Bonus for Fiscal 2022” beginning on page 39 below.

•   As previously disclosed in our 2022 proxy statement, in response to the 2021 Say-on-Pay vote, our CEO declined to accept an LTIP equity award for fiscal 2022.

2023 PROXY STATEMENT	33

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation of Our CEO in Fiscal 2022

The following table outlines the compensation program for our CEO in fiscal 2022. Our CEO’s annual salary and target bonus opportunity did not change in fiscal 2022 from fiscal 2021 and prior years.

The Company’s actual adjusted operating income in fiscal 2022 was less than the adjusted operating income threshold under our 2022 Management Bonus Plan. Accordingly, no cash bonus for fiscal 2022 was paid to our CEO. See “Incentive Compensation for Fiscal 2022—Annual Cash Bonus for Fiscal 2022” beginning on page 39 below. Further, as previously disclosed in our 2022 proxy statement, in response to the 2021 Say-on-Pay vote, our CEO declined to accept an LTIP equity award for fiscal 2022. Accordingly, her total compensation for fiscal 2022 consisted only of her base salary.

Pay Element	Component	Performance Element	Link to Strategic Growth Initiatives
Base Salary and Other (100%)	Cash	• Reviewed periodically in light of market practices, performance factors, and advice from our independent compensation consultant • Fiscal 2022 base salary remained unchanged from pre-pandemic levels	• Reflects job responsibilities, skills and experience and provides a reasonable, competitive level of fixed compensation

Compensation of Our CEO in Fiscal 2023

In fiscal 2022, the Company’s financial performance was impacted by multiple external headwinds: record-high inflation disproportionately impacting the Company’s core-customer demographic, record-high supply chain costs, decade-high cotton costs, and the absence of government stimulus targeting families with young children. In light of the Company’s financial results, and in order to further align her interests with those of our shareholders, our CEO has, for the second year in a row, declined to accept an LTIP equity award for fiscal 2023. As a result, our CEO’s total compensation for fiscal 2023 will consist of only her salary and Management Bonus Plan opportunity. For fiscal 2023, her salary will remain the same ($1,100,000) and her target and maximum bonus opportunity under the 2023 Management Bonus Plan will be the same as in prior years - a target of 160% of salary and a maximum of 200% of target, based on an adjusted operating income target for fiscal 2023.

34	2023 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation Best Practices, Including Those Based on Shareholder Feedback Over Time

Executive and Director Compensation Best Practices
Value driving performance metrics in the annual bonus plan and LTIP that measure progress on our financial results, strategic growth initiatives and include both a sustainability and a diversity core metric in LTIP awards
Robust stock ownership guidelines and holding requirements for our CEO, other senior executives (including our NEOs) and independent Directors
No tax gross-ups (excluding those in connection with standard relocation expenses)
All equity subject to “double trigger” vesting upon a change in control
Cap on the aggregate fair market value of equity awards made to each independent Director in any calendar year
Annual compensation risk assessment by management and an independent compensation consultant
Annual peer group review by an independent compensation consultant
Incentive compensation clawback policy (in place prior to new SEC regulation) in the case of financial restatements and other activity that is in conflict with or adverse to the interests of the Company, applicable to both the annual bonus plan and LTIP
No hedging and pledging activities in Company stock by our Directors, executives (including our NEOs) and employees
Bonus and performance share caps
Annual benchmarking of independent Director compensation by an independent compensation consultant

2023 PROXY STATEMENT	35

EXECUTIVE AND DIRECTOR COMPENSATION

ELEMENTS OF COMPENSATION PROGRAM

Components of Compensation

Our executive compensation program has historically consisted of four basic elements:

➢	Base salary
➢	Annual performance-based cash bonus opportunity
➢	Long-term incentive equity awards (time-based and performance-based)
➢	Employee benefits and perquisites

Base Salary

Purpose. The Human Capital & Compensation Committee intends that base salary provide a reasonable, competitive level of fixed compensation based on responsibilities, skills and experience.

Our Human Capital & Compensation Committee reviews base salary benchmarking information provided by their independent compensation consultant on an annual basis. The base salaries of our NEOs are generally +/- 10% of the median of our Peer Group and our industry. We believe that setting salaries in this range mitigates the incentive that might otherwise exist for an executive to support short-term focused or higher-risk business strategies if fixed compensation was set substantially below the median.

Annual Performance-Based Cash Bonus Opportunity

Purpose. Our annual bonus plan rewards performance over a one-year period against a financial performance measure pre-established by the Human Capital & Compensation Committee. As in the past, this measure for fiscal 2022 was adjusted operating income. The Human Capital & Compensation Committee believes that, as a measure of operating performance, adjusted operating income measures progress on our strategic growth initiatives and is an important driver of shareholder value.

Terms of Annual Bonus Plan. The Human Capital & Compensation Committee assigns our executives, including our CEO and the other NEOs, a bonus target opportunity expressed as a percentage of base salary (for our CEO, 160% of base salary, and for our other NEOs, ranging from 50% of base salary to 75% of base salary). For fiscal 2022, these formula-driven cash payouts could have ranged from zero, if Company performance fell below an adjusted operating income threshold, to 100% of bonus opportunity, if the adjusted operating income target was met, and up to a maximum of 200% of the target bonus opportunity, if performance exceeded target. Based on market trends surveyed by our Human Capital & Compensation Committee’s independent compensation consultant and reviewed with the Human Capital & Compensation Committee, we believe that our management’s bonus opportunities in fiscal 2022, as a percentage of base salaries, were generally in-line with those of our Peer Group and our industry. Our annual bonus plan provides the Human Capital & Compensation Committee with the authority to reduce the amount of bonus paid to a participant, or some or all participants, if the Human Capital & Compensation Committee determines that such reduction is appropriate.

36	2023 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Long-Term Incentive Equity Awards

Purpose. The Human Capital & Compensation Committee uses performance-based equity as a reward for the contribution to our performance, including the progress made on our strategic growth initiatives, and to align the interests of members of our senior leadership team with those of our shareholders. Time-based equity is used to provide for retention, thereby promoting stability of our senior leadership team, and to reward our senior leadership team.

Types of Awards. During fiscal 2022, we granted time-based and performance-based awards to members of our senior leadership team, including the NEOs, under our LTIP, except that, as previously disclosed in our 2022 proxy statement, in response to the 2021 Say-on-Pay vote, our CEO declined to accept an LTIP equity award for fiscal 2022. As with other elements of our executive compensation, based on data surveyed by the Human Capital & Compensation Committee’s independent compensation consultant and reviewed with the Human Capital & Compensation Committee, we believe that the award date value of these equity awards in fiscal 2022 were generally within the range of our Peer Group and our industry. These awards consisted of time-based restricted stock units (“TRSUs”) and performance-based restricted stock units (“PRSUs”).

The fiscal 2022 PRSU performance metrics reflect (i) the continued use of the Company’s core historical performance metrics and a relative adjusted ROIC modifier and, in addition, (ii) the use of two ESG-based metrics consisting of (a) the percentage use of Better Cotton in the Company’s products, and (b) the percentage representation by Black/African American associates at the Company’s U.S. corporate offices. See “Performance-Based Stock Awards—PRSU Performance Metrics” beginning on page 37 below. For fiscal 2022, the Human Capital & Compensation Committee continued to grant LTIP equity awards for senior leadership team members (other than our CEO) comprised of 50% TRSUs and 50% PRSUs. These TRSUs and PRSUs have an annual vesting over three years and a three-year performance period, respectively.

Our Human Capital & Compensation Committee determines whether the TRSUs and/or PRSUs are settled in shares of Common Stock, in cash equal to the fair market value of such shares at the time of vesting, or part in shares of Common Stock and part in cash. To date, all awards under our LTIP have been settled in shares of Common Stock. We typically award equity once each fiscal year, as well as in connection with certain new-hire awards and promotions. At January 28, 2023 (the end of fiscal 2022), there were 599,906 shares of Common Stock available for grant under our Fourth Amended and Restated 2011 Equity Incentive Plan (the “2011 Equity Plan”).

Time-Based Stock Awards. The TRSUs awarded in fiscal 2022 are subject to annual vesting, in three equal annual installments. The recipient must be employed by the Company on the applicable vesting dates in order to receive the vesting shares. The three-year vesting period underscores the long-term and retentive focus of this award program.

Mindful to avoid “pay for failure,” generally, the Human Capital & Compensation Committee requires that TRSUs provide for forfeiture if the awardee leaves the Company voluntarily or is terminated by the Company without cause.

Performance-Based Stock Awards. Our fiscal 2022 PRSUs tie payouts directly to Company performance based on pre-established performance metrics over a three-year performance period (fiscal 2022–2024), with cliff vesting of earned shares at the end of the three-year performance period.

➢	PRSU Performance Metrics. In fiscal 2022, the Human Capital & Compensation Committee continued the use of the Company’s core historical performance metrics and a relative adjusted ROIC modifier. To reflect the increasing importance of ESG topics for the business and our stakeholders, the existing sustainability ESG modifier regarding the percentage use of Better Cotton has been converted into a core performance metric, and a new diversity ESG metric was added regarding the percentage representation by Black/African American associates at our U.S. corporate offices. The Human Capital & Compensation Committee sets targets for the performance period based on the Board approved multi-year operating plan, which takes into account our planned stock repurchases. Eligible members of our senior leadership team, including our NEOs, may earn from 0% to 200% of their target 2022 PRSUs based on the following metrics:

2023 PROXY STATEMENT	37

EXECUTIVE AND DIRECTOR COMPENSATION

Performance Metric (weighting)	Rationale for Selection
Adjusted EPS (50%)	● Creates a strong focus on our overall profit goal and the underlying drivers of revenue growth, cost control, cash flow, and ultimately total shareholder return
Adjusted Operating Margin Expansion (20%)

●   Added in fiscal 2016 based on feedback from our shareholders

●   Directly measures the progress we are making on our strategic growth initiatives

●   Management can more directly affect these metrics

●   Key valuation drivers in the specialty retail industry

Adjusted ROIC (20%)
Responsibly Sourced Cotton (5%)

●   Added in fiscal 2020 as a modifier, and converted into a core performance metric in fiscal 2022

●   Measures the percentage use of Better Cotton in the Company’s products

●   Focuses on Company’s sustainability ESG initiatives

Black /African American Associate Representation (5%)	● Added in fiscal 2022 ● Measures the percentage representation by Black/African American associates at the Company’s U.S. corporate offices ● Focuses on Company’s DE&I initiatives
Relative Adjusted ROIC Modifier (+/-38%)

●   Added first in fiscal 2018 (and resumed use in fiscal 2021) in response to shareholder feedback calling for use of a relative metric and noting adjusted ROIC as a preferred metric

●   Directly measures the progress we are making on our strategic growth initiatives

●   Focuses on direct operational performance (as compared to the use of relative TSR, which the Company previously discontinued based on shareholder feedback)

Ø	Modifier. The relative adjusted ROIC modifier, in the case of significant outperformance or underperformance, adjusts up or down the number of shares of Common Stock otherwise earned by reference to the core performance metrics. It is based on the ranking of our adjusted ROIC relative to the adjusted ROIC of companies in our Peer Group at the end of the three-year performance period, as illustrated below:

Adjusted ROIC Ranking Compared to Peer Group:	Payout Percentage of PRSUs Otherwise Earned
1st – 4th	138%
5th – 8th	100% (Target)
9th – 13th	62%

Future LTIP Performance Goals. While the Company discloses performance metrics and their weighting for outstanding PRSUs, the Company does not disclose performance targets for PRSUs, other than performance targets related to PRSUs which are vested, because to do so would disclose material non-public and/or competitively sensitive information.

38	2023 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Employee Benefits and Perquisites

The Company provides its senior leadership team (including the NEOs, but other than our CEO) with the same employee benefits other employees receive, including health insurance coverage. In addition, they also receive group long-term disability coverage, an opportunity to participate in our voluntary deferred compensation plan, an opportunity to purchase supplemental disability coverage, and certain other modest perquisites. In the case of our CEO, perquisites were agreed to as a result of the arms-length negotiation of her employment agreement and were determined by the Human Capital & Compensation Committee to be important for retaining an executive of her talent. Any personal income taxes due as a result of these perquisites are the responsibility of the recipients, as we do not provide tax gross-ups (other than in connection with certain standard relocation expenses).

The Company uses severance guidelines. These guidelines are designed to offer our employees fair and adequate replacement income based upon market practice. In general, all of the members of our senior leadership team (including the NEOs, but other than our CEO) participate under the same severance guidelines that are applied to other employees. Our CEO’s severance arrangements are as provided in her employment agreement.

Incentive Compensation For Fiscal 2022

Annual Cash Bonus for Fiscal 2022. The Company’s actual adjusted operating income in fiscal 2022 of $7.1 million was less than the adjusted operating income threshold of $124.8 million under our 2022 Management Bonus Plan. Accordingly, no cash bonuses for fiscal 2022 were paid to our CEO or the other NEOs; our new CFO was not eligible for a bonus for fiscal 2022 given that he commenced his employment late in fiscal 2022.

2019 Performance-Based Equity. As previously disclosed in our 2021 proxy statement, a portion of our CEO’s and former CFO’s 2019 PRSUs (having a two-year performance period (fiscal 2019-2020)) were awarded in fiscal 2020 and were delivered in fiscal 2021 at approximately 90% of target based on a performance methodology modified in fiscal 2020 by the Human Capital & Compensation Committee and described in our 2021 proxy statement.

Other members of our senior leadership team were also awarded PRSUs in fiscal 2019, but with a three-year performance period (fiscal 2019-2021). Earned shares under these 2019 PRSUs vested in fiscal 2022. The terms of these 2019 PRSUs are summarized below:

➢	Performance was measured over a three-year period, with cliff vesting of earned shares following the end of the period.

➢	Performance metrics consisted of adjusted EPS (50%), adjusted operating margin expansion (25%) and adjusted ROIC (25%).

➢	A modifier which adjusts (up, down or not at all) the number of shares of Common Stock otherwise earned by reference to the above-mentioned performance metrics. The modifier is the ranking of our adjusted ROIC relative to the adjusted ROIC of companies in our Peer Group.

2023 PROXY STATEMENT	39

EXECUTIVE AND DIRECTOR COMPENSATION

The threshold, target and maximum performance goals for these PRSU awards are as follows:

Performance Measure	Threshold (0%)	Target (100%)	Maximum (200%)	Actual Results
Cumulative Adjusted Earnings Per Share (50%)(1)	$20.57 per share (or less)	$21.62 per share	$22.66 per share (or greater)	$15.11
Adjusted Operating Margin Expansion (25%)(2)	180 (or less)	220	260 (or greater)	844
Adjusted ROIC (25%)	43.0% (or less)	45.0%	47.0% (or greater)	94.7%

(1)	During fiscal 2019-2021, the Company recorded charges of approximately $110 million for unusual or non-recurring items, including expenses related to the COVID-19 pandemic, fleet optimization costs, Gymboree integration costs, an inventory provision, the Cares Act, asset impairment charges, restructuring costs, debt refinancing, and accelerated depreciation. All of these expenses were disclosed in the Company’s press releases which announced its fiscal 2019-2021 results and in the Current Reports on Form 8-K filed with the Securities and Exchange Commission in which these press releases were included as exhibits. A reconciliation of adjusted (non-GAAP) operating income to GAAP operating income was provided in such press releases and is set forth in Annex A to this Proxy Statement.
(2)	In basis points.

These PRSUs vested (following the end of the three-fiscal year performance period of fiscal 2019-2021) based upon: (i) the Company’s achievement of $15.11 of cumulative adjusted earnings per share for fiscal 2019-2021; (ii) the Company’s achievement of adjusted operating margin expansion of 844, in basis points, for fiscal 2019-2021; (iii) the Company’s achievement of adjusted ROIC of 94.7% for fiscal 2021; and (iv) adjusted ROIC ranked 1st compared to the Company’s peer group for fiscal 2021, all of which, in accordance with the performance metrics and terms established by the Compensation Committee, resulted in a payout of 125% for these PRSUs.

Non-GAAP Financial Measures

The Company uses non-GAAP results as one of the metrics to measure operating performance, including to measure performance for purposes of the Company’s incentive compensation. Adjusted financial measures are non-GAAP measures and are not intended to replace GAAP financial information. The Company believes that the unusual and non-recurring items excluded as non-GAAP adjustments do not reflect the performance of its core business and that providing supplemental disclosure to investors in the form of adjusted financial measures facilitates comparisons of the past and present performance of its core business.

40	2023 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION PROCESS AND POLICIES

Setting Compensation

In setting compensation for our CEO and the other NEOs, our Human Capital & Compensation Committee takes into account multiple objective and position-specific factors, including:

●	the nature and scope of each executive’s responsibilities;

●	each executive’s experience, performance and contribution to the Company and its strategic growth initiatives;

●	comparative compensation data for executives in similar positions at companies participating in a retail survey conducted by an independent third-party consulting firm, as described below, and at companies in our Peer Group;

●	the Company’s performance;

●	prior equity awards and potential future earnings from equity awards;

●	retention needs; and

●	other factors the Human Capital & Compensation Committee deems relevant.

The Human Capital & Compensation Committee annually reviews with its independent compensation consultant total compensation, and its individual components, at the 25th, 50th and 75th percentile levels paid to executives in similar positions at specialty retailers (including companies in our Peer Group) by reference to an industry-wide retail survey prepared by an independent survey provider to understand where the compensation our Human Capital & Compensation Committee sets falls relative to market practice. The Human Capital & Compensation Committee utilizes this data as a reference point in determining whether an executive’s total compensation opportunity is likely to provide sufficient incentive, motivation and retention. The Human Capital & Compensation Committee also uses this data to determine whether an executive’s total compensation opportunity properly reflects the executive’s role and scope of responsibilities relative to similarly situated executives of companies in the retail survey and our Peer Group. We do not use this data as a single determinative factor, but rather as an external check and point of reference to verify that our executive compensation programs are reasonable and competitive.

Peer Group

The Human Capital & Compensation Committee regularly reviews the members of our Peer Group (generally, other specialty retailers in a range of approximately 0.5x to 2.0x of the Company’s annual revenue) with the assistance of its independent compensation consultant. The review of the members of our Peer Group is guided by the following principles: (i) comparable business content (i.e. specialty retailers); (ii) company size; (iii) statistical reliability; (iv) executive talent sources; (v) competition for investor capital; and (vi) overall reasonableness. The Human Capital & Compensation Committee approved the following 12 companies as the members of our peer group for fiscal 2022 (the “Peer Group”):

Fiscal 2022 Peer Group
Abercrombie & Fitch	DSW
American Eagle Outfitters	Express
Buckle	G-III Apparel Group
Caleres	Genesco
Carter’s	Guess?
Chico’s FAS	Zumiez

2023 PROXY STATEMENT	41

EXECUTIVE AND DIRECTOR COMPENSATION

Stock Ownership Guidelines and Holding Requirements

In order to ensure that the interests of our senior leadership team (including our CEO and the other NEOs) and the members of our Board are properly aligned with those of our shareholders, on the recommendation of the Human Capital & Compensation Committee, the Board adopted stock ownership guidelines for our independent Directors and senior leadership team. Our Human Capital & Compensation Committee reviews the equity ownership of our CEO, other NEOs, other members of our senior leadership team and our Independent Directors, on an annual basis to determine compliance with the Company’s stock ownership guidelines and holding requirements. Under these guidelines, unvested PRSUs do not count as stock earned. The ownership multiples under the guidelines are as follows:

Individual	Ownership Multiple
Chief Executive Officer	5x Base Salary
CFO and Senior Vice Presidents	3x Base Salary
Independent Directors	5x Annual Cash Retainer

Also under our guidelines, our CEO, the other NEOs and the other members of our senior leadership team are required to retain 67% of the net shares (after withholding taxes) acquired upon the vesting of PRSUs and TRSUs until the date on which he or she satisfies (and, for any and all periods of time during which he or she fails to maintain) the relevant ownership guideline multiple set forth above.

Prohibition on Hedging/Pledging of Common Stock

Company policy prohibits all Directors, officers (including our CEO and the other NEOs) and employees from engaging in hedging and pledging, as well as trading in derivatives, of our Common Stock, including puts, calls and other financial derivatives, to ensure that the interests of our Directors, officers and employees are aligned with those of our shareholders. Shareholders may view the Company’s Insider Trading Policy (which includes the foregoing prohibition on hedging and pledging of the Company’s Common Stock) on the Company’s corporate website http://corporate.childrensplace.com in the “Corporate Overview” section under the “Investor Relations” tab and in the section entitled “Corporate Info — Governance Documents”.

42	2023 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Taxation

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended by the Tax Cuts and Jobs Act of 2017, generally limits the deductibility of certain compensation in excess of $1 million paid in any one year to any “covered employee.” A “covered employee” under Section 162(m) is any employee who has served as our CEO, CFO or other NEO for tax years after December 31, 2016.

Section 409A of the Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. The Human Capital & Compensation Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to executives.

The Human Capital & Compensation Committee will also take into account the potential implications of Sections 280G and 4999 of the Code in determining potential payments to be made to executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, the Company may not be able to deduct such payments pursuant to Section 280G, and the recipient of such payments may be subject to the excise tax under Section 4999.

The Company does not provide tax gross-ups for any “golden parachute” excise tax payable by the recipient under Sections 280G or 4999 of the Code. Rather, upon a termination of employment in connection with a change in control that gives rise to the payment of severance, our CEO (pursuant to her employment agreement) and the other members of our senior leadership team, including the NEOs other than the CEO (pursuant to the Company’s change in control severance agreements), will receive the greater of: (i) the largest portion of the payment that is not subject to a “golden parachute” excise tax under Sections 280G or 4999 of the Code; or (ii) the full amount of the payment if the net-after-excise tax amount retained by the executive would exceed the amount in clause (i).

2023 PROXY STATEMENT	43

HUMAN CAPITAL & COMPENSATION COMMITTEE REPORT

The Human Capital & Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion & Analysis and, based on such review and discussion, recommended to our Board that the Compensation Discussion & Analysis be included in the Company’s Annual Report on Form 10-K for fiscal 2022 and in this Proxy Statement.

The foregoing Human Capital & Compensation Committee report has been submitted by the members of the Human Capital & Compensation Committee: Debby Reiner (Chair), Tracey R. Griffin, and Norman Matthews.

44	2023 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the compensation of the Company’s NEOs, including the Company’s CEO (our principal executive officer), the Company’s CFO (our principal financial officer) and the other most highly compensated executives who were designated by the Board as “executive officers” of the Company, for fiscal 2022, 2021 and 2020, as applicable.

Name and Principal Position	Fiscal Year	Salary(1)		Bonus		Stock Awards(2)		Non-Equity Incentive Plan Compensation(3)	All Other Compensation		Total
Jane Elfers	2022	$1,100,000				$—		$—	$144,770	(5)	$1,244,770
President and Chief Executive Officer	2021	1,100,000				7,069,367		3,520,000	141,765	(5)	11,831,132
	2020	833,462				11,263,222	(4)	3,500,000	139,974	(5)	15,736,658	(4)
Sheamus Toal(6)	2022	$150,000		$100,000	(7)	$1,700,000	(7)	$—	$2,230	(8)	$1,952,230
Senior Vice President, Chief Financial Officer

Claudia Lima-Guinehut	2022	$500,000				$1,250,011		$—	$12,911	(9)	$1,762,922
Senior Vice President, Global Merchandising and Strategic Partnerships	2021	500,000				750,036		600,000	14,833	(9)	1,864,869
	2020	469,712				1,000,026		300,000	12,102	(9)	1,781,840

Jared Shure(10)	2022	$419,712				$750,085		$—	$13,570	(11)	$1,183,367
Senior Vice President, General Counsel	2021	380,385				500,026		329,577	14,483	(11)	1,524,471	(12)

Robert Helm(13)	2022	$535,097	(14)			$—		$—	$12,748	(15)	$547,845
Former Chief Financial Officer	2021	511,154				1,750,083		787,500	12,447	(15)	3,061,184
	2020	422,741				750,020		540,000	4,135	(15)	1,716,896

Notes to the Summary Compensation Table

(1)	Includes any amounts deferred under our Deferred Compensation Plan and contributed under our 401(k) Plan. Fiscal 2022, 2021 and 2020 were each 52-week fiscal years. Effective April 1, 2020, to address the effects of the COVID-19 pandemic, the Company announced that Ms. Elfers temporarily forfeited 100% of her base salary and that the other NEOs each took temporary pay reductions of 25% of their base salaries. Effective June 28, 2020, the Company announced the reinstatement of all base salaries to their pre-reduction levels. The base salaries reported in the table for fiscal 2020 reflect these temporary pay reductions.

(2)	Does not include dividend equivalent shares accrued on applicable awards. The stock award grant date fair value for both time-vested and performance-based stock awards is determined in accordance with FASB ASC Topic 718, in the case of performance-based stock awards, based on the number of shares probable of vesting as determined by those rules, multiplied by the fair market value of one share of our Common Stock on the grant date. For fiscal 2022, at the maximum possible vesting values, the performance-based stock awards set forth in this column, computed on the basis of the fair value price of one share of our Common Stock on the grant date, were $1,250,011 and $750,085 for Ms. Lima-Guinehut and Mr. Shure, respectively; Mr. Toal did not receive any performance-based stock awards during fiscal 2022. For fiscal 2021, at the maximum possible vesting values, the performance-based stock awards set forth in this column, computed on the basis of the fair value price of one share of our Common Stock on the grant date, were $14,274,891, $2,625,124 and $1,125,053 for Ms. Elfers, Mr. Helm and Ms. Lima-Guinehut, respectively. For fiscal 2020, at the maximum possible vesting values, the performance-based stock awards set forth in this column, computed on the basis of the fair value price of one share of our Common Stock on the grant date, was $12,500,037 for Ms. Elfers. For more information concerning the assumptions used in determining the portion of the performance-based awards that are probable of vesting, see Note 6 - Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K for our 2022 fiscal year; see also the “Grants of Plan-Based Awards” table below.

(3)	The amounts shown are incentives earned in accordance with the annual incentive arrangements described in the Compensation Discussion & Analysis above, and which are payable pursuant to the annual Management Bonus Plan approved by the Human Capital & Compensation Committee for each respective fiscal year. Amounts shown are for services performed during the fiscal year and paid during the subsequent fiscal year.

2023 PROXY STATEMENT	45

EXECUTIVE AND DIRECTOR COMPENSATION

(4)	The amounts in the table above for the 2020 fiscal year are as set forth in our 2021 proxy statement. As previously disclosed in that 2021 proxy statement, and for the reasons and based on the methodology set forth in that proxy statement, in late fiscal 2020, the Board determined to award 97,820 shares of Common Stock, or approximately 90% of the target number of shares, to our CEO under her outstanding 2019 LTIP award. In accordance with FASB ASC Topic 718, the fair market value of the 97,820 shares on the date of the Board determination in late fiscal 2020 was $7,000,000. The fair market value of these shares of Common Stock are not included in the Stock Awards or Total columns for fiscal year 2020 in the table above. Including the fair market value of these shares would result in the amount of the fiscal year 2020 Stock Awards being $18,263,222 and the fiscal year 2020 Total being $22,736,658. The 97,820 shares vested on June 25, 2021.

(5)	The amounts shown consist of: (i) for fiscal 2022, $83,292 for a driver, $45,235 for driver reimbursements, $11,555 for a leased vehicle, $516 for life insurance premiums, and $4,172 for executive long-term disability premiums; (ii) for fiscal 2021, $82,625 for a driver, $35,296 for driver reimbursements, $10,392 for a leased vehicle, $515 for life insurance premiums, $6,211 for executive long-term disability premiums and $6,726 for supplemental life insurance premiums; and (iii) for fiscal 2020, $82,946 for a driver, $21,582 for driver reimbursements, $15,200 for a leased vehicle, $515 for life insurance premiums, $9,067 for executive long-term disability premiums and $10,664 for supplemental life insurance premiums.

(6)	Mr. Toal commenced serving as our Senior Vice President, Chief Financial Officer (and principal financial officer) on November 7, 2022.

(7)	Awarded in connection with Mr. Toal’s appointment as Senior Vice President, Chief Financial Officer on November 7, 2022, as set forth in the Letter Agreement dated October 16, 2022 between The Children’s Place Services Company, LLC and Mr. Toal, filed on November 30, 2022 as Exhibit 10.2 to the Quarterly Report on Form 10-Q of the Company for the quarter ended October 29, 2022. The bonus and TRSUs reflected in the above table were agreed to by the Company as part of the negotiation to recruit Mr. Toal from his then current senior executive position in order to compensate Mr. Toal for the bonus and equity compensation forfeited by Mr. Toal upon his departure from his former employer.

(8)	The amounts shown consist of $84 for life insurance premiums, $146 for executive long-term disability premiums and $2,000 for 401(k) plan matching contributions.

(9)	The amounts shown consist of: (i) for fiscal 2022, $387 for life insurance premiums, $1,478 for executive long-term disability premiums and $11,046 for 401(k) plan matching contributions; (ii) for fiscal 2021, $386 for life insurance premiums, $1,885 for executive long-term disability premiums and $12,562 for 401(k) plan matching contributions; and (iii) for fiscal 2020, $386 for life insurance premiums, $2,659 for executive long-term disability premiums and $9,057 for 401(k) plan matching contributions.

(10)	Mr. Shure was appointed as an executive officer on July 26, 2021. Accordingly, the table includes Mr. Shure’s compensation only for fiscal 2022 and fiscal 2021.

(11)	The amounts shown consist of: (i) for fiscal 2022, $324 for life insurance premiums, $969 for executive long-term disability premiums and $12,277 for 401(k) plan matching contributions; and (ii) for fiscal 2021, $621 for life insurance premiums, $1,031 for executive long-term disability premiums and $12,831 for 401(k) plan matching contributions.

(12)	The amount shown includes deferred cash awards in the amount of $75,000 and price leveraged cash awards in the amount of $225,000, in each case granted prior to Mr. Shure becoming an executive officer.

(13)	On September 8, 2022, the Company announced that Robert Helm, Chief Financial Officer, would be leaving the Company following a transition period of up to 30 days. Mr. Helm’s last day of employment with the Company was on October 2, 2022.

(14)	The amount shown includes salary continuation payments in the amount of $171,635 pursuant to the Agreement and General Release dated September 6, 2022, filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended October 29, 2022.

(15)	The amount shown consists of: (i) for fiscal 2022, $613 for life insurance premiums, $625 for executive long-term disability premiums and $11,510 for 401(k) plan matching contributions; (ii) for fiscal 2021, $386 for life insurance premiums, $1,376 for executive long-term disability premiums and $10,685 for 401(k) plan matching contributions; and (iii) for fiscal 2020, $348 for life insurance premiums, $1,238 for executive long-term disability premiums and $2,549 for 401(k) plan matching contributions.

46	2023 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Grants of Plan-Based Awards

The following table shows information concerning the non-equity incentive awards, equity incentive awards and other stock awards that were granted to the Company’s NEOs during fiscal 2022.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and
Name and Principal Position	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Option Awards(2)
Jane Elfers(3)			$0	$1,760,000	$3,520,000
President and Chief Executive Officer

Sheamus Toal			$0	$487,500	$975,000
Senior Vice President, Chief Financial Officer
	12/1/22	(4)							50,716	$1,700,000
Claudia Lima-Guinehut			$0	$375,000	$750,000
Senior Vice President, Global Merchandising and Strategic Partnerships	8/11/22	(5)				0	12,797	25,594		$625,005
	8/11/22	(6)							12,797	625,005

Jared Shure			$0	$212,500	$425,000
Senior Vice President, General Counsel	8/11/22	(7)				0	7,679	15,358		$375,042
	8/11/22	(8)							7,679	375,042

Notes to the Grants of Plan-Based Awards Table

(1)	Amounts reflect bonuses available to be earned in accordance with our annual Management Bonus Plan approved by the Human Capital & Compensation Committee for fiscal 2022.

(2)	The stock award grant date fair value for both time-vested and performance-based stock awards is determined in accordance with FASB ASC Topic 718, in the case of performance-based stock awards, based on the number of shares probable of vesting as determined by those rules, multiplied by the fair market value of one share of our Common Stock on the grant date. The estimated fair value of the performance-based awards is based upon the probable outcome of the performance conditions on the date that each award was communicated to each of our NEOs for the performance period and the fair market value of our Common Stock on that date. For more information, see Note 6 - Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K for our 2022 fiscal year. The maximum possible vesting values of the performance-based stock awards awarded for fiscal 2022, computed on the basis of the fair value price of one share of our Common Stock on the grant date, were $1,250,011 and $750,085 for Ms. Lima-Guinehut and Mr. Shure, respectively.

(3)	As previously disclosed in our 2022 proxy statement, in response to the 2021 Say-on-Pay vote, our CEO declined to accept an LTIP equity award for fiscal 2022.

(4)	Awarded pursuant to the terms of TRSUs granted on December 1, 2022 under the Company’s 2011 Equity Plan. Of the TRSUs awarded, twenty-five percent vest on each of December 1, 2023 and December 2, 2024 and fifty percent vest on December 1, 2025, provided Mr. Toal is employed by the Company on the respective vesting dates. See Note 7 to the Summary Compensation Table on page 46 for more information.

(5)	Awarded pursuant to the terms of PRSUs granted on August 11, 2022 under the Company’s 2011 Equity Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Ms. Lima-Guinehut based upon the achievement of the performance targets for fiscal years 2022-2024.

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EXECUTIVE AND DIRECTOR COMPENSATION

(6)	Awarded pursuant to the terms of TRSUs granted on August 11, 2022 under the Company’s 2011 Equity Plan. Of the TRSUs awarded, one-third vest on each of May 23, 2023, May 23, 2024 and May 23, 2025, provided Ms. Lima-Guinehut is employed by the Company on the respective vesting dates.

(7)	Awarded pursuant to the terms of PRSUs granted on August 11, 2022 under the Company’s 2011 Equity Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. Shure based upon the achievement of the performance targets for fiscal years 2022-2024.

(8)	Awarded pursuant to the terms of TRSUs granted on August 11, 2022 under the Company’s 2011 Equity Plan. Of the TRSUs awarded, one-third vest on each of May 23, 2023, May 23, 2024 and May 23, 2025, provided Mr. Shure is employed by the Company on the respective vesting dates.

48	2023 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning equity awards held by the Company’s NEOs as of January 28, 2023 (the end of our 2022 fiscal year).

	Stock Awards
Name and Principal Position	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Jane Elfers	40,027	(3)	$1,745,177
President and Chief Executive Officer	17,114	(4)	746,170
				120,077	(5)	$5,235,357
				59,898	(6)	2,611,553
Sheamus Toal	50,716	(7)	$2,211,218
Senior Vice President, Chief Financial Officer

Claudia Lima-Guinehut	8,006	(8)	$349,062
Senior Vice President, Global Merchandising and Strategic Partnerships	3,588	(9)	156,437
	12,797	(10)	557,949	5,382	(11)	$234,655
				12,797	(12)	557,949
Jared Shure	7,679	(13)	$334,804
Senior Vice President, General Counsel				5,760	(14)	$251,136
				7,679	(15)	334,804

Notes to the Outstanding Equity Awards at Fiscal Year-End Table

(1)	Includes dividend equivalent shares accrued as of January 28, 2023 on such unvested shares and unearned shares, as applicable.

(2)	Calculated based on $43.60 per share, which was the closing market price per share of the Company’s Common Stock, as reported on The NASDAQ Stock Market, on January 27, 2023.

(3)	Represents unvested TRSUs initially comprising 120,077 shares of Common Stock awarded to Ms. Elfers on May 29, 2020. Of the shares awarded, one-third vested and were delivered on each of the first and second anniversaries of the award date and one-third will vest and be delivered on the third anniversary of the award date, provided Ms. Elfers is employed by the Company on the vesting date, subject to the terms and conditions of the 2011 Equity Plan. The shares reflected in the table will vest on May 29, 2023.

(4)	Represents unvested TRSUs initially comprising 25,670 shares of Common Stock awarded to Ms. Elfers on May 17, 2021. Of the shares awarded, one-third vested and were delivered on the first anniversary of the award date and one-third will vest on each of the second and third anniversaries of the award date, provided Ms. Elfers is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 8,556 of the shares reflected in the table will vest on May 17, 2023.

(5)	Awarded pursuant to the terms of PRSUs granted on June 5, 2020 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Ms. Elfers at target based upon the achievement of the performance targets for fiscal years 2020-2022. Earned performance shares vested on March 20, 2023.

(6)	Awarded pursuant to the terms of PRSUs granted on March 18, 2021 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Ms. Elfers at target based upon the achievement of the performance targets for fiscal years 2021-2023. Earned performance shares will vest in April 2024, provided Ms. Elfers is employed on February 3, 2024, subject to the terms and conditions of the 2011 Equity Plan.

(7)	Represents unvested TRSUs initially comprising 50,716 shares of Common Stock awarded to Mr. Toal on December 1, 2022. Of the shares awarded, twenty-five percent will vest and be delivered on each of the first and second anniversaries of the award date and fifty percent will vest and be delivered on the third anniversary of the award date, provided Mr. Toal is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.

2023 PROXY STATEMENT	49

EXECUTIVE AND DIRECTOR COMPENSATION

(8)	Represents unvested TRSUs initially comprising 24,016 shares of Common Stock awarded to Ms. Lima-Guinehut on May 29, 2020. Of the shares awarded, one-third vested and was delivered on each of the first and second anniversaries of the award date and one-third will vest and be delivered on the third anniversary of the award date, provided Ms. Lima-Guinehut is employed by the Company on the vesting date, subject to the terms and conditions of the 2011 Equity Plan. The shares reflected in the table will vest on May 29, 2023.

(9)	Represents unvested TRSUs initially comprising 5,382 shares of Common Stock awarded to Ms. Lima-Guinehut on April 5, 2021. Of the shares awarded, one-third vested and was delivered on the first anniversary of the award date and one-third will vest and be delivered on each of the second and third anniversaries of the award date, provided Ms. Lima-Guinehut is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 1,794 of the shares reflected in the table will vest on April 5, 2023.

(10)	Represents unvested TRSUs initially comprising 12,797 shares of Common Stock awarded to Ms. Lima Guinehut on August 11, 2022. Of the shares awarded, one-third will vest and be delivered on each of May 23, 2023, May 23, 2024 and May 23, 2025, provided Ms. Lima-Guinehut is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.

(11)	Awarded pursuant to the terms of PRSUs granted on April 5, 2021 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Ms. Lima-Guinehut at target based upon the achievement of the performance targets for fiscal years 2021-2023. Earned performance shares will vest in April 2024, provided Ms. Lima-Guinehut is employed by the Company on that date, subject to the terms and conditions of the 2011 Equity Plan.

(12)	Awarded pursuant to the terms of PRSUs granted on August 11, 2022 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Ms. Lima-Guinehut at target based upon the achievement of the performance targets for fiscal years 2022-2024. Earned performance shares will vest in April 2025, provided Ms. Lima-Guinehut is employed by the Company on that date, subject to the terms and conditions of the 2011 Equity Plan.

(13)	Represents unvested TRSUs initially comprising 7,679 shares of Common Stock awarded to Mr. Shure on August 11, 2022. Of the shares awarded, one-third will vest and be delivered on each of May 23, 2023, May 23, 2024 and May 23, 2025, provided Mr. Shure is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.

(14)	Awarded pursuant to the terms of PRSUs granted on August 2, 2021 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Shure at target based upon the achievement of the performance targets for fiscal years 2021-2023. Earned performance shares will vest in April 2024, provided Mr. Shure is employed by the Company on that date, subject to the terms and conditions of the 2011 Equity Plan.

(15)	Awarded pursuant to the terms of PRSUs granted on August 11, 2022 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Shure at target based upon the achievement of the performance targets for fiscal years 2022-2024. Earned performance shares will vest in April 2025, provided Mr. Shure is employed by the Company on that date, subject to the terms and conditions of the 2011 Equity Plan.

50	2023 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Stock Vested

The following table contains information concerning the number of shares acquired and value realized during fiscal 2022 upon the vesting/delivery of equity awards previously granted to each of the Company’s NEOs who held awards that vested in fiscal 2022.

	Stock Awards
Name and Principal Position*	Number of Shares Acquired on Vesting/Delivery (#)		Value Realized on Vesting ($)(1)
Jane Elfers	8,556	(2)	$412,827
President and Chief Executive Officer	40,025	(3)	1,900,387
Claudia Lima-Guinehut	5,908	(4)	$306,921
Senior Vice President, Global Merchandising and Strategic Partnerships	1,794	(5)	91,925
	1,576	(6)	75,806
	8,005	(7)	380,077
Jared Shure	473	(8)	$24,572
Senior Vice President, General Counsel	190	(9)	9,139
Robert Helm(10)	1,060	(11)	$55,067
Former Chief Financial Officer	9,098	(12)	472,641
	4,186	(13)	214,491
	424	(14)	20,394
	6,004	(15)	285,070

*	No NEOs held options to acquire Common Stock during fiscal 2022.

Notes to the Stock Vested Table

(1)	Represents the aggregate dollar amount realized based upon the fair market value of the Company’s Common Stock on the vesting date or delivery date, as applicable, of each award.

(2)	Represents the first partial vesting of 25,670 shares of Common Stock granted to Ms. Elfers pursuant to TRSUs awarded on May 17, 2021, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third will vest and be delivered on each of the second and third anniversaries of the date of grant, provided Ms. Elfers is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.

(3)	Represents the second partial vesting of 120,077 shares of Common Stock granted to Ms. Elfers pursuant to TRSUs awarded on May 29, 2020, one-third of which vested and were delivered on each of the first and second anniversaries of the date of grant and one-third will vest and be delivered on the third anniversary of the date of grant, provided Ms. Elfers is employed by the Company on the respective vesting date, subject to the terms and conditions of the 2011 Equity Plan.

(4)	Represents the delivery of vested shares of Common Stock (together with dividend equivalent shares accrued thereon) underlying PRSUs granted to Ms. Lima-Guinehut on May 8, 2019.

(5)	Represents the first partial vesting of 5,382 shares of Common Stock granted to Ms. Lima-Guinehut pursuant to TRSUs awarded on April 5, 2021, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third will vest and be delivered on each of the second and third anniversaries of the date of grant, provided Ms. Lima-Guinehut is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.

(6)	Represents the final partial vesting of 4,621 shares of Common Stock (together with dividend equivalent shares accrued thereon) granted to Ms. Lima-Guinehut pursuant to TRSUs awarded on May 8, 2019, one-third of which vested and were delivered on each of the first, second and third anniversaries of the date of grant, respectively.

(7)	Represents the second partial vesting of 24,016 shares of Common Stock granted to Ms. Lima-Guinehut pursuant to TRSUs awarded on May 29, 2020, one-third of which vested and were delivered on each of the first and second anniversaries of the date of grant and one-third will vest and be delivered on the third anniversary of the date of grant, provided Ms. Lima-Guinehut is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.

(8)	Represents the delivery of vested shares of Common Stock (together with dividend equivalent shares accrued thereon) underlying PRSUs granted to Mr. Shure on May 8, 2019.

2023 PROXY STATEMENT	51

EXECUTIVE AND DIRECTOR COMPENSATION

(9)	Represents the final partial vesting of 568 shares of Common Stock (together with dividend equivalent shares accrued thereon) granted to Mr. Shure pursuant to TRSUs awarded on May 8, 2019, one-third of which vested and were delivered on each of the first, second and third anniversaries of the date of grant, respectively.

(10)	On September 8, 2022, the Company announced that Robert Helm, Chief Financial Officer, would be leaving the Company following a transition period of up to 30 days. Mr. Helm left the Company on October 2, 2022.

(11)	Represents the delivery of vested shares of Common Stock (together with dividend equivalent shares accrued thereon) underlying PRSUs granted to Mr. Helm on July 8, 2019.

(12)	Represents the delivery of vested shares of Common Stock (together with dividend equivalent shares accrued thereon) underlying PRSUs granted to Mr. Helm on December 2, 2019.

(13)	Represents the first partial vesting of 12,558 shares of Common Stock granted to Mr. Helm pursuant to TRSUs awarded on April 5, 2021, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third will vest and be delivered on each of the second and third anniversaries of the date of grant, provided Mr. Helm is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. As a result of Mr. Helm leaving the Company on October 2, 2022, he forfeited his right to receive the remaining portion of these equity incentive awards.

(14)	Represents the final partial vesting of 1,251 shares of Common Stock (together with dividend equivalent shares accrued thereon) granted to Mr. Helm pursuant to TRSUs awarded on July 8, 2019, one-third of which vested and were delivered on each of the first, second and third anniversaries of the date of grant, respectively.

(15)	Represents the second partial vesting of 18,012 shares of Common Stock granted to Mr. Helm pursuant to TRSUs awarded on May 29, 2020, one-third of which vested and were delivered on each of the first and second anniversaries of the date of grant and one-third will vest and be delivered to Mr. Helm on the third anniversary of the date of grant, provided Mr. Helm is employed by the Company on the vesting date, subject to the terms and conditions of the 2011 Equity Plan. As a result of Mr. Helm leaving the Company on October 2, 2022, he forfeited his right to receive the remaining portion of these equity incentive awards.

52	2023 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Deferred Compensation Plan

Eligible employees, including our NEOs, and our Directors may elect annually to defer a portion of their salary, cash bonus, Director fees and stock awards under The Children’s Place, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). Under this plan, participants can defer up to 80% of their salary, 100% of their cash bonus, 100% of their Director fees and/or 100% of their stock awards payable in the following calendar year. At the option of the participant, these amounts may be deferred to a specific date at least two years from the last day of the year in which deferrals are credited into the participant’s account. Interest on deferred amounts is credited to the participant’s account based upon the earnings and losses of one or more of the investments selected by the participant from the various investment alternatives available under the Deferred Compensation Plan, as determined by the Human Capital & Compensation Committee. Directors may elect to invest their cash fees in Company Common Stock. All stock awards are distributed in the form of shares of Company Common Stock.

At the time of deferral, a participant must indicate whether he or she wishes to receive the amount deferred in either a lump sum or in substantially equal annual installments over a period of up to five years. If a participant is an employee of the Company and separates from service prior to the elected commencement date for distributions and has not attained a combination of age and years of service to the Company the sum of which is equal to at least 55, then the deferred amounts will be distributed immediately in a lump sum, regardless of the method of distribution originally elected by the participant. If the participant in question is an employee of the Company and separates from service prior to the elected commencement date for distribution and has attained a combination of age and years of service to the Company, the sum of which is equal to at least 55, then the participant may receive the amounts in substantially equal annual installments over a period of up to 15 years. If the participant is a Director and separates from service prior to the elected commencement date for distributions, then the deferred amounts will be distributed immediately in a lump sum unless the recipient has elected on a timely basis to receive the amounts in substantially equal installments over a period of up to 15 years. If the participant in question is a “specified employee” under the Code, there may be a six-month delay in the commencement of distributions, if triggered by the participant’s termination or retirement. Changes to deferral elections with respect to previously deferred amounts are permitted only under the limited terms and conditions specified in the Code, and early withdrawals from deferred accounts are permitted only in extreme cases, such as unforeseen financial hardship resulting from an illness or accident of the participant which is demonstrated to the Human Capital & Compensation Committee.

CEO Employment Agreement

The Company and Jane Elfers, our President and Chief Executive Officer, are parties to an employment agreement dated December 2009, as amended (the “employment agreement”).

Set forth below is a summary of certain terms contained in Ms. Elfers’ employment agreement.

Board of Directors. Ms. Elfers is to be nominated for election to our Board pursuant to her employment agreement.

Benefits and Perquisites. During the term of her employment agreement, Ms. Elfers will be entitled to the perquisites described under the heading “Executive and Director Compensation - Compensation Discussion & Analysis - Elements of Compensation Program - Employee Benefits and Perquisites” above and to participate in all employee benefit and perquisite plans, programs and arrangements offered by the Company as the Company generally makes available to senior executives of the Company from time to time (other than any severance plan or program).

2023 PROXY STATEMENT	53

EXECUTIVE AND DIRECTOR COMPENSATION

Awards and Benefits. The bonus awards, equity awards, benefits and perquisites provided to Ms. Elfers under the employment agreement are to be on a basis which is no less favorable to Ms. Elfers than the most favorable basis on which such awards, benefits or perquisites are granted to any other senior executive officer of the Company, except for such awards, benefits or perquisites granted to any senior executive officer in connection with an initial hire or promotion or other grants not in the regular course.

Severance. Certain severance benefits are provided in the event of a termination of Ms. Elfers’ employment by the Company other than for cause, in the case of disability, by Ms. Elfers for good reason or at the expiration of the term of her employment agreement due to the Company’s issuance of a non-renewal notice. In the event of such termination and subject to a release of claims against the Company by Ms. Elfers, Ms. Elfers will be entitled to receive: (i) earned, but unpaid, base salary and unpaid expense reimbursement through the date of termination; (ii) a lump sum cash payment of any annual bonus and other incentive compensation earned, but unpaid, for the most recent fiscal year ended prior to the date of termination; (iii) an amount equal to the sum of (a) two times her then current base salary and (b) two times the greater of (x) her target bonus or (y) the average of the immediately preceding two year’s annual bonuses earned by her (the greater of clause (x) or (y), the “bonus amount”), payable in cash in equal installments (the payments set forth in (iii), collectively, the “severance payments”) over a period of 24 months following the date of termination (the “severance period”); (iv) a lump sum cash payment of a pro-rata portion of $1.2 million for the fiscal year in which her employment terminates; and (v) continued healthcare coverage under the Company’s group health plan, at the Company’s expense, and continued provision of certain benefits and perquisites, for a period not to exceed the severance period.

Change in Control. In the event of a termination of Ms. Elfers’ employment by the Company other than for cause, in the case of disability, by Ms. Elfers for good reason or at the expiration of the term of her employment agreement due to the Company’s issuance of a non-renewal notice that occurs, in any case, within two years following the occurrence of a change in control which constitutes a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5)(i), then, in addition to the amounts and benefits described in clauses (i), (ii) and (iv) of the immediately preceding paragraph, but in lieu of the severance payments and the benefits described in clauses (iii) and (v) of the immediately preceding paragraph, Ms. Elfers will be entitled to a lump sum cash severance payment in an amount equal to three times the sum of her base salary and the bonus amount, and continued healthcare coverage under the Company’s group health plan, at the Company’s expense, and continued provision of certain benefits and perquisites, for a period of 36 months. If such a termination occurs within two years following the occurrence of a change in control which does not constitute a “change in control event” within the meaning of Treas. Reg. §1.409A-3(i)(5)(i), Ms. Elfers will receive the same benefits and amounts described above, but a portion of the change in control severance will be paid over the severance period rather than in a lump sum.

In the event that the “golden parachute” excise tax provisions of the Code (Sections 280G and 4999) are implicated because of the foregoing payments and benefits, the Company will not provide any tax gross-up to Ms. Elfers. Rather, Ms. Elfers will receive the greater of: (i) the largest portion of the payments and benefits that are not subject to a “golden parachute” excise tax under Sections 280G and 4999 of the Code or (ii) the largest portion of the payments and benefits, up to and including the total, if the net-after-excise tax amount retained by her would exceed the amount in clause (i) above.

54	2023 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Restrictions and Indemnification. During the term of her employment agreement and for a period of 12 months following the date of termination, Ms. Elfers will be subject to restrictions on competition with the Company. During the term of her employment agreement and for a period of 18 months following the date of termination, Ms. Elfers will be subject to restrictions on the solicitation of the Company’s employees, and of the Company’s vendors, distributors, manufacturers, lessors, independent contractors or agents for and on behalf of a competitive business. For all periods during and after the term of her employment agreement, Ms. Elfers will be subject to non-disclosure and confidentiality restrictions relating to the Company’s confidential information and trade secrets. Ms. Elfers’ employment agreement also contains indemnification provisions for claims that may arise in connection with Ms. Elfers’ service as President and CEO or as a Director of the Company.

Other Arrangements

The Company does not have any employment agreements with any of its NEOs (other than Ms. Elfers) or any other member of management. As is its practice, the Company and each of the NEOs (other than Ms. Elfers) and certain other members of management are parties to offer letters, which generally establish certain terms of employment, including base salary, target bonus as a percentage of base salary, initial equity awards, paid time off and other benefits, and contain confidentiality, work product, non-solicitation and non-competition obligations.

Change in Control Agreements

We have entered into change in control severance agreements with our NEOs (other than Ms. Elfers), certain other executives and other key employees that require us to make payments and provide benefits in the event of the termination of his or her employment by the Company without cause or by such executive or key employee for good reason occurring in connection with a change in control of the Company. We utilize these provisions in order to recruit and retain, including to obtain a long-term commitment to employment from, executives and key employees. We believe that appropriate severance arrangements will provide our executives with important incentives to remain employed with us and to concentrate on the Company’s business objectives in circumstances where a change in control of the Company becomes imminent.

Each of Mr. Toal, Ms. Lima-Guinehut and Mr. Shure (as well as other executives and certain other key employees) has entered into separate change in control severance agreements, pursuant to which each is provided severance benefits upon a termination of employment in connection with a change in control. Pursuant to their change in control severance agreements, each of Mr. Toal, Ms. Lima-Guinehut and Mr. Shure will receive severance benefits upon a termination of employment by the Company without cause or by the executive for “good reason” within two years following a change in control.

Each change in control severance agreement is for two years and then automatically renews for one-year terms thereafter, unless the Company provides 90 days’ notice of its intent to terminate the agreement. Upon a termination of employment in connection with a change in control entitling them to benefits under the agreement, each of Mr. Toal, Ms. Lima-Guinehut and Mr. Shure is to receive a lump sum severance payment equal to the sum of their respective base salary, and the average of their respective actual bonuses payable for each of the previous three years, multiplied by 1.5.

In the event that the “golden parachute” excise tax provisions of the Code (Sections 280G and 4999) are implicated because of any payments and benefits to be made and provided to an executive under the change in control severance agreements, the Company will not provide any tax gross-ups. Rather, the change in control severance agreements provide for the executives to receive the greater of: (i) the largest portion of the payments and benefits that would result in no parachute excise tax under Sections 280G and 4999 of the Code, or (ii) the largest portion of the payments and benefits, up to and including the total, if the net after-excise-tax amount retained by the executive would exceed the amount in clause (i) above.

2023 PROXY STATEMENT	55

EXECUTIVE AND DIRECTOR COMPENSATION

For purposes of the change in control severance agreements, the term “change in control” is defined as: (i) the sale to any purchaser of (a) all or substantially all of the assets of the Company, or (b) capital stock representing more than 50% of the stock of the Company entitled to vote generally in the election of directors; (ii) a merger or consolidation of the Company with another corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the surviving corporation is held by those who held such securities immediately prior to the transaction; (iii) if any person becomes the beneficial owner of securities representing more than 50% of the combined voting power of voting stock of the Company (or the subsidiary employing the executive) entitled to vote generally in the election of directors; or (iv) if the individuals (a) who, as of the date of the applicable agreement, constitute the Board (the “Original Directors”) and (b) who thereafter are elected to the Board and whose election or nomination was approved by a majority of the Original Directors then still in office (the “Additional Original Directors”) and (c) who thereafter are elected to the Board and whose election or nomination was approved by a majority of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.

Severance Guidelines and Offer Letters

Under the Company’s severance guidelines and its offer letters with Mr. Toal, Ms. Lima-Guinehut and Mr. Shure, upon a termination of employment (other than in connection with a change in control) of any of these NEOs by the Company without cause, the affected NEOs will receive severance in the form of salary continuation payments for a period which is the greater of the period provided under the Company’s severance guidelines in effect at the time of termination or 12 months, in the case of Mr. Toal, Ms. Lima-Guinehut and Mr. Shure, provided that, in any event, the Company’s severance obligations will be automatically reduced by the amount of salary and other like annual remuneration received from employment or engagement as an independent contractor during the severance period. Receipt of severance payments is conditioned upon the execution and delivery by the affected NEO of an agreement containing a release of claims, a confidentiality agreement, and a non-solicitation and non-competition agreement for a period of time following termination equal to the severance period.

56	2023 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Potential Payments upon Termination or Change in Control

The following table sets forth the estimated incremental payments and benefits that would be payable to each NEO upon termination of such NEO’s employment in certain circumstances, including in connection with a change in control of the Company, assuming that the triggering event occurred at year-end fiscal 2022 (January 28, 2023). All equity held by all NEOs is subject to a “double trigger”, i.e., an NEO’s employment would have to be terminated in connection with a change in control in order for the NEO’s equity to vest in accordance with the applicable award agreement.

Name and Principal Position	Termination Reason	Severance ($)		FY 2021 Bonus ($)	Payment of Time-Based RSUs ($)(1)	Payment of Performance-Based RSUs ($)(1)	Health & Welfare Benefits ($)	Total ($)
Jane Elfers	By Company without cause	$10,420,000	(2)	—	$2,491,348	$7,846,910	$99,846	$20,858,104
President and Chief Executive Officer	By Executive for Good Reason	10,420,000	(2)	—	2,491,348	7,846,910	99,846	20,858,104
	Following Change in Control	15,030,000	(3)	—	2,491,348	7,846,910	149,769	25,518,027
	Death	—		—	2,491,348	7,846,910	4,688	10,342,946
	Disability	—		—	2,491,348	7,846,910	4,688	10,342,946
Sheamus Toal	By Company without cause	$650,000	(2)	—	—	—	$2,230	$652,230
Senior Vice President, Chief Financial Officer	By Executive for Good Reason	—		—	—	—	—	—
	Following Change in Control	1,706,250	(3)	—	$2,211,218	—	3,345	3,920,813
	Death	—		—	2,211,218	—	—	2,211,218
	Disability	—		—	2,211,218	—	—	2,211,218
Claudia Lima-Guinehut	By Company without cause	$500,000	(2)	—	—	—	$12,911	$512,911
Senior Vice President, Global Merchandising and Strategic Partnerships	By Executive for Good Reason	—		—	—	—	—	—
	Following Change in Control	1,253,109	(3)	—	$1,063,448	$ 792,604	19,367	3,128,528
	Death	—		—	1,063,448	792,604	—	1,856,052
	Disability	—		—	1,063,448	792,604	—	1,856,052
Jared Shure	By Company without cause	$425,000	(2)	—	—	—	$13,570	$438,570
Senior Vice President, General Counsel	By Executive for Good Reason	—		—	—	—	—	—
	Following Change in Control	914,594	(3)	—	$334,804	$ 585,940	20,355	2,122,360	(4)
	Death	—		—	334,804	585,940	—	1,187,411	(4)
	Disability	—		—	334,804	585,940	—	1,187,411	(4)

Notes to the Potential Payments upon Termination or Change in Control Table

(1)	Calculated based on $43.60 per share, which was the closing market price per share of the Company’s Common Stock as reported on The NASDAQ Stock Market on January 27, 2023. For purposes of calculating the amounts in the “Payment of Performance Shares” column, the target (100%) amounts of all performance-based awards were used.

(2)	Paid by way of salary continuation.

(3)	Paid in a lump sum.

(4)	The amount shown includes unvested deferred cash awards in the amount of $66,667 and unvested price leveraged cash awards in the amount of $200,000.

2023 PROXY STATEMENT	57

EXECUTIVE AND DIRECTOR COMPENSATION

CEO Pay Ratio

The following sets forth information concerning the total annual compensation of our CEO and the total annual compensation of our median employee.

For the 2022 fiscal year ended January 28, 2023:

●	The total annual compensation of our CEO was $1,244,770

●	The total annual compensation of our median employee was $7,750; our median employee is a part-time, hourly retail store associate averaging 9.9 hours worked per week

For fiscal 2022, the ratio of the total annual compensation of our CEO to our median employee was estimated to be 161:1.

To calculate the total annual compensation of our median employee, the methodology and the material assumptions, adjustments and estimates were as follows:

●	As is permitted by applicable SEC regulations, our median employee for fiscal 2022 was selected on November 1, 2022, our most recent date for internal collection of employee compensation data and which is within the last three months of fiscal 2022, as the date upon which to identify our median employee. To identify the median employee from our employee population, we collected actual base salary, wages and other amounts paid, as applicable.

Pay Versus Performance

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on:		Net Income	Adjusted Operating Income
					Company Total Shareholder Return (TSR)	Peer Group(1) Total Shareholder Return (TSR)
2022	$1,244,770	($2,916,093)(2)	$1,318,682	$765,963(3)	$73	$110	($1,138,000)	$7,055,000
2021	$11,831,132	$22,052,386(4)	$3,182,697	$3,583,291(5)	$118	$126	$187,171,000	$288,567,000
2020	$15,736,658	$20,312,174(6)	$2,806,044	$3,633,116(7)	$123	$114	($140,365,000)	($56,733,000)

Notes to the Pay Versus Performance Table

(1)	Reflects the total shareholder return indexed to $100 for the Peer Group as disclosed on page 41.

(2)	The amount shown consists of the following: (i) total compensation reported in fiscal 2022, $1,244,770, less the grant date value of all equity awards granted in fiscal 2022, $0 (as previously disclosed in our 2022 proxy statement, in response to the 2021 Say-on-Pay vote, our CEO declined to accept an LTIP equity award for fiscal 2022); (ii) TRSUs granted on May 29, 2020 which decreased in value during fiscal 2022 in the amount of $1,074,325 and PRSUs granted on June 5, 2020 which decreased in value during fiscal 2022 in the amount of $3,828,033; (iii) TRSUs granted on May 17, 2021 which decreased in value during fiscal 2022 in the amount of $459,340 and PRSUs granted on March 18, 2021 which increased in value during fiscal 2022 in the amount of $2,309,667; (iv) TRSUs vested on May 17, 2022 which decreased in value during fiscal 2022 prior to the vest date in the amount of $189,858 and TRSUs vested on May 31, 2022 which decreased in value during fiscal 2022 prior to the vest date in the amount of $918,974.

(3)	For fiscal 2022 the non-PEO NEOs consisted of: Sheamus Toal, Claudia Lima-Guinehut, Jared Shure and Robert Helm (“Fiscal 2022 Non-PEO NEOs”). The amount shown consists of the following (in each case, as average values for the Fiscal 2022 Non-PEO NEOs): (i) total compensation reported in fiscal 2022, $1,318,682, less the grant date value of all equity awards granted in fiscal 2022, $925,024; (ii) TRSUs granted in fiscal 2022 with a fiscal year-end value of $775,993 and PRSUs granted in fiscal 2021 with a fiscal year-end value of $223,188; (iii) unvested TRSUs which decreased in value during fiscal 2022 in the amount of $373,697 and unvested PRSUs which decreased in value during fiscal 2022 in the amount of $113,738; (iv) TRSUs vested in fiscal 2022 which decreased in value during fiscal 2022 prior to the vest date in the amount of $121,347 and PRSUs vested in fiscal 2022 which decreased in value during fiscal 2022 prior to the vest date in the amount of $18,096.

58	2023 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

(4)	The amount shown consists of the following: (i) total compensation reported in fiscal 2021, $11,831,132, less the grant date value of all equity awards granted in fiscal 2021, $7,069,367; (ii) TRSUs granted on May 17, 2021 with a fiscal year-end value of $1,808,195 and PRSUs granted on March 18, 2021 with a fiscal year-end value of $4,219,215; (iii) TRSUs granted on May 29, 2020 which decreased in value during fiscal 2021 in the amount of $242,555 and PRSUs granted on June 5, 2020 which increased in value during fiscal 2021 in the amount of $8,094,391; (iv) PRSUs vested on June 25, 2021 which increased in value during fiscal 2021 prior to the vest date in the amount of $2,529,626 and TRSUs vested on June 1, 2021 which increased in value during fiscal 2021 prior to the vest date in the amount of $881,751.

(5)	For fiscal 2021 the non-PEO NEOs consisted of: Leah Swan, Robert Helm, Bradley Cost and Claudia Lima-Guinehut (“Fiscal 2021 Non-PEO NEOs”). The amount shown consists of the following (in each case, as average values for the Fiscal 2021 Non-PEO NEOs): (i) total compensation reported in fiscal 2021, $3,182,697, less the grant date value of all equity awards granted in fiscal 2021, $1,750,038; (ii) TRSUs granted in fiscal 2021 with a fiscal year-end value of $988,520 and PRSUs granted in fiscal 2021 with a fiscal year-end value of $695,014; (iii) unvested TRSUs which decreased in value during fiscal 2021 in the amount of $76,301 and unvested PRSUs which increased in value during fiscal 2021 in the amount of $351,196; (iv) TRSUs vested in fiscal 2021 which increased in value during fiscal 2021 prior to the vest date in the amount of $192,204.

(6)	The amount shown consists of the following: (i) total compensation reported in fiscal 2020, $15,736,658, less the grant date value of all equity awards granted in fiscal 2020, $11,263,222; (ii) TRSUs granted on May 29, 2020 with a fiscal year-end value of $8,822,057 and PRSUs granted on June 5, 2020 with a fiscal year-end value of $8,822,057; (iii) PRSUs granted on June 27, 2019 which decreased in value during fiscal 2020 in the amount of $1,814,862; (iv) PRSUs vested on April 2, 2020 which decreased in value during fiscal 2020 prior to the vest date in the amount of $85,389 and TRSUs vested on February 7, 2020 which increased in value during fiscal 2020 prior to the vest date in the amount of $94,875.

(7)	For fiscal 2020 the non-PEO NEOs consisted of: Leah Swan, Michael Scarpa, Robert Helm and Claudia Lima-Guinehut (“Fiscal 2020 Non-PEO NEOs”). The amount shown consists of the following (in each case, as average values for the Fiscal 2020 Non-PEO NEOs): (i) total compensation reported in fiscal 2020, $2,806,044, less the grant date value of all equity awards granted in fiscal 2020, $1,500,690; (ii) TRSUs granted in fiscal 2020 with a fiscal year-end value of $2,095,273 and PRSUs granted in fiscal 2020 with a fiscal year-end value of $441,114; (iii) unvested TRSUs which increased in value during fiscal 2020 in the amount of $130,209 and unvested PRSUs which decreased in value during fiscal 2020 in the amount of $117,812; (iv) TRSUs vested in fiscal 2020 which decreased in value during fiscal 2020 prior to the vest date in the amount of $214,557 and PRSUs vested in fiscal 2020 which decreased in value during fiscal 2020 prior to the vest date in the amount of $6,465.

Company-Selected Financial Performance Measures
Adjusted Operating Income
Adjusted EPS
Adjusted Operating Margin Expansion
Adjusted ROIC
Responsibly Sourced Cotton
Black/African American Associate Representation

2023 PROXY STATEMENT	59

EXECUTIVE AND DIRECTOR COMPENSATION

CAP vs Total Shareholder Return (“TSR”)

CAP vs GAAP Net Income

CAP vs Adjusted Operating Income

60	2023 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation of Directors

Compensation for our non-employee Directors is set by the Board on the recommendation of the Human Capital & Compensation Committee. Compensation paid to our non-employee Directors is in the form of cash retainer payments and a time-vested equity award pursuant to our 2011 Equity Plan that provides for fixed annual grants.

In fiscal 2022, non-employee Director compensation consisted of the following, as applicable:

Annual Retainer
Cash	$70,000
Equity Grant(1)	$140,000 of TRSUs ($180,000 for the Company’s Chairman) which generally vests after one year, on the first business day of the Company’s fiscal year.
Additional Annual Cash Retainer for the Chairman of the Board and Committee Chairs
Chairman	$100,000
Audit Committee Chair	$ 30,000
Human Capital & Compensation Committee Chair	$ 25,000
Corporate Responsibility, Sustainability & Governance Committee Chair	$ 25,000
Additional Annual Retainer for the Members of Committees Including Committee Chairs
Audit Committee	$15,000
Human Capital & Compensation Committee	$12,500
Corporate Responsibility, Sustainability & Governance Committee	$10,000

(1)	The 2011 Equity Plan caps at $250,000 the aggregate fair market value of equity awards made to any non-employee Director in any calendar year.

The Company also pays or reimburses Directors for travel expenses relating to attending meetings of our Board, its Committees and annual meetings of shareholders, and reimburses Directors in an amount not to exceed $6,000 per year for attendance at director educational seminars. In addition, all Directors are eligible to receive 15 Company-issued discount cards for use in purchasing our merchandise in accordance with our employee merchandise discount policy, which they may distribute to their friends and family, at their discretion.

Employee Directors are paid for their services to the Company as employees and do not receive any additional compensation for serving on our Board. Accordingly, employee Directors are not eligible for any annual retainer or other Director fees or the Director-related equity award.

Under the Company’s stock ownership guidelines, non-employee Directors are required to acquire shares of Common Stock (directly or through share equivalent units) with a value of at least five times their annual Director cash retainer within five years of joining the Board.

2023 PROXY STATEMENT	61

EXECUTIVE AND DIRECTOR COMPENSATION

The following table shows the compensation earned by each non-employee Director in fiscal 2022.

Non-Employee Directors’ Compensation

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Norman Matthews	$192,500	$180,059	$372,559
Joseph Alutto(3)	105,000	140,014	245,014
John E. Bachman	125,000	140,014	265,014
Marla Beck	80,000	140,014	220,014
Elizabeth J. Boland	85,000	140,014	225,014
John A. Frascotti	80,000	140,014	220,014
Tracey R. Griffin	82,500	140,014	222,514
Joseph Gromek(4)	26,875	35,021	61,896
Katherine Kountze	85,000	140,014	225,014
Debby Reiner	101,250	140,014	241,264

Notes to the Non-Employee Directors’ Compensation Table

(1)	Represents the aggregate dollar amount of all fees earned in cash for services as a Director and as a member(s) of a Board Committee(s) in fiscal 2022.

(2)	Represents the stock award grant date fair value recognized for financial statement reporting purposes in accordance with the “Compensation - Stock Compensation” topic of the Financial Accounting Standards Board’s Accounting Standards Codification. For more information, see Note 6 - Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K for our 2022 fiscal year. The fair value of TRSUs is defined as the closing price of the Company’s Common Stock on the grant date. Stock awards to those who have attained the age of retirement are subject to accelerated expensing for financial reporting purposes. Each of Dr. Alutto, and Messrs. Bachman, Gromek, and Matthews has reached retirement age, and consequently each stock award received by him is subject to accelerated vesting upon retirement from the Board.

(3)	Joseph Alutto will continue to serve as a Director through the date of the Annual Meeting and is not standing for re-election to the Board.

(4)	Joseph Gromek served as a Director through May 11, 2022. The fees paid to Mr. Gromek reflect a pro-rated amount for the portion of fiscal 2022 during which he served as Director.

Deferral of Fees

Under the Company’s Deferred Compensation Plan as described above, Directors may elect to defer all or a part of their Director fees and stock awards. The Deferred Compensation Plan permits Directors to invest deferred cash fees in the Company’s Common Stock. A Director who elects to invest deferred cash fees in Common Stock will receive shares upon completion of the deferral period. Mr. Matthews and Dr. Alutto elected to defer their fiscal 2022 Directors fees pursuant to the Deferred Compensation Plan and elected to invest those deferred fees in shares of Common Stock. Mr. Frascotti and Ms. Boland elected to defer their fiscal 2022 Directors fees pursuant to the Deferred Compensation Plan and elected to receive those deferred fees as cash.

62	2023 PROXY STATEMENT

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table shows the beneficial ownership of Common Stock of each Director, each of our NEOs, and the Directors and executive officers as a group. “Beneficial ownership” as used here means more than “ownership” as that term is commonly used. For example, a person “beneficially” owns Company stock not only if he or she holds it directly, but also if he or she has (or shares) the power to vote or sell the stock indirectly (for example, through a relationship, a position as a director or trustee, or a contract or understanding). Beneficial ownership also includes shares a person has the right to acquire within 60 days, for example, through the scheduled vesting of an equity award or the exercise of a stock option.

Name of Beneficial Owner(1)	Shares Beneficially Owned(2)(3)
Norman Matthews(4)	131,501
Joseph Alutto(5)	39,689
John E. Bachman(6)	20,182
Marla Beck(7)	8,075
Elizabeth J. Boland(8)	12,010
Jane Elfers(9)	342,696
John A. Frascotti(10)	2,858
Tracey R. Griffin(11)	5,231
Katherine Kountze(12)	2,359
Debby Reiner(13)	6,810
Sheamus Toal(14)	0
Claudia Lima-Guinehut(15)	23,329
Jared Shure(16)	3,722
All Directors and executive officers as a group (13 persons)	598,462

Notes to the Stock Ownership of Directors and Executive Officers Table

(1)	Information about Common Stock holdings in the above table and in these footnotes is as of March 22, 2023. Unless stated otherwise in these footnotes, each person named in the table owned his or her shares directly and has sole voting and investment power over such shares.

(2)	The number of shares beneficially owned in the above table includes, in each case, all dividend equivalent shares accrued and issuable upon the vesting of the applicable equity awards held by the beneficial owner.

(3)	On March 22, 2023, each person named in the table beneficially owned less than 1.0% of the outstanding Common Stock, other than Mr. Matthews and Ms. Elfers, who beneficially owned approximately 1.1% and 2.8% of the outstanding shares, respectively. The Directors and executive officers as a group beneficially owned approximately 4.8% of the outstanding Common Stock.

(4)	Does not include 4,461 shares of Common Stock granted on January 30, 2023 pursuant to TRSUs not yet vested. Does include 15,000 shares of Common Stock held by The Matthews Family Trust, a trust formed for the benefit of the spouse and children of Mr. Matthews, of which Mr. Matthews is a trustee. Additionally, does include 63,570 shares of Common Stock credited to Mr. Matthews’ deferral account under the Company’s Nonqualified Deferred Compensation Plan. Mr. Matthews has no voting or dispositive power over shares of Common Stock credited to his deferral account under the Company’s Nonqualified Deferred Compensation Plan.

(5)	Does not include 822 shares of Common Stock granted on January 30, 2023 pursuant to TRSUs not yet vested. Does include 32,228 shares of Common Stock credited to Dr. Alutto’s deferral account under the Company’s Nonqualified Deferred Compensation Plan. Dr. Alutto has no voting or dispositive power over shares of Common Stock credited to his deferral account under the Company’s Nonqualified Deferred Compensation Plan. Dr. Alutto will continue to serve as a Director through the date of the Annual Meeting and is not standing for re-election to the Board.

(6)	Does not include 3,287 shares of Common Stock granted on January 30, 2023 pursuant to TRSUs not yet vested.

(7)	Does not include 3,287 shares of Common Stock granted on January 30, 2023 pursuant to TRSUs not yet vested.

(8)	Does not include 3,287 shares of Common Stock granted on January 30, 2023 pursuant to TRSUs not yet vested.

2023 PROXY STATEMENT	63

STOCK OWNERSHIP

(9)	Does not include 8,558 shares of Common Stock granted on May 17, 2021 pursuant to TRSUs not yet vested.

(10)	Does not include 3,287 shares of Common Stock granted on January 30, 2023 pursuant to TRSUs not yet vested.

(11)	Does not include 3,287 shares of Common Stock granted on January 30, 2023 pursuant to TRSUs not yet vested.

(12)	Does not include 3,287 shares of Common Stock granted on January 30, 2023 pursuant to TRSUs not yet vested.

(13)	Does not include 3,287 shares of Common Stock granted on January 30, 2023 pursuant to TRSUs not yet vested.

(14)	Does not include 50,716 shares of Common Stock granted on December 1, 2022 pursuant to TRSUs not yet vested.

(15)	Does not include 1,794 shares of Common Stock granted on April 5, 2021 pursuant to TRSUs not yet vested and 8,532 shares of Common Stock granted on August 11, 2022 pursuant to TRSUs not yet vested.

(16)	Does not include 5,120 shares of Common Stock granted on August 11, 2022 pursuant to TRSUs not yet vested.

64	2023 PROXY STATEMENT

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s Common Stock.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(1)	2,144,230	17.50%
Franklin Mutual Advisers(2)	1,307,116	10.70%
The Vanguard Group, Inc.(3)	1,175,316	9.61%
Neuberger Berman Group LLC(4)	612,311	5.01%

Notes to the Stock Ownership of Certain Beneficial Owners Table

(1)	According to a Statement on Schedule 13G filed with the SEC on January 26, 2023, as of December 31, 2022, BlackRock, Inc., a Delaware corporation with an address of 55 East 52nd Street, New York, New York 10055, had sole voting power with respect to 2,125,440 shares and sole dispositive power with respect to 2,144,230 shares. According to the Schedule 13G, iShares Core S&P Small-Cap ETF, has interest of more than five percent of the total outstanding Common Stock of the Company.

(2)	According to a Statement on Schedule 13G filed with the SEC on January 30, 2023, as of December 31, 2022, Franklin Mutual Advisers, LLC, a Delaware limited liability company with an address of 101 John F. Kennedy Parkway, Short Hills, New Jersey 07078-2789, had sole voting power with respect to 1,240,095 shares and sole dispositive power with respect to 1,307,116 shares. According to the 13G, Franklin Small Cap Value Fund, a series of Franklin Value Investors Trust, an investment company registered under the Investment Company Act of 1940, has an interest in 885,230 shares, or 7.2%, of the class of securities reported.

(3)	According to a Statement on Schedule 13G filed with the SEC on February 9, 2023, as of December 30, 2022, The Vanguard Group, Inc., a Pennsylvania corporation with an address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, had shared voting power with respect to 28,496 shares, sole dispositive power with respect to 1,136,057 shares, and shared dispositive power with respect to 39,259 shares.

(4)	According to a Statement on Schedule 13G filed with the SEC on February 10, 2023, as of December 31, 2022, Neuberger Berman Group LLC, a Delaware limited liability company with an address of 1290 Avenue of the Americas, New York, New York 10104, had shared voting power with respect to 532,057 shares and shared dispositive power with respect to 612,311 shares.

2023 PROXY STATEMENT	65

STOCK OWNERSHIP

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Directors, executive officers and any person owning more than 10% of a class of the Company’s stock to file reports with the SEC and NASDAQ regarding their ownership of the Company’s stock and any changes in such ownership. The Company files such reports on behalf of its Directors and executive officers pursuant to a power of attorney given to certain attorneys-in-fact. Based on the Company’s review of copies of these reports and Director and executive officer certifications, the Company believes that all Section 16(a) filing requirements applicable to its Directors and executive officers were complied with during fiscal 2022.

Certain Relationships and Related Transactions

The Company has a long-standing policy prohibiting its Directors, officers and employees from entering into transactions that present actual or potential conflicts of interest. This policy is reflected in the Company’s Code of Business Conduct and Related Person Transactions Policy, which is in writing and has been adopted by the Board.

The Corporate Responsibility, Sustainability & Governance Committee approves all related person transactions, including related person compensation arrangements. Pursuant to the Company’s Related Person Transactions Policy, each related person is responsible for notifying the Company’s legal department of any potential related party transaction in which such person, or any member of his or her immediate family, may be directly or indirectly involved as soon as he or she becomes aware of such a transaction. The Corporate Responsibility, Sustainability & Governance Committee is to be provided the details of the transaction and determines whether to approve the transaction taking into consideration, among other things: (i) whether the terms of the transaction are fair to the Company and are comparable to the terms that would exist in a similar transaction with an unaffiliated third-party; (ii) whether there are business reasons for the Company to enter into the transaction; (iii) whether the transaction would impair the independence of a non-management director; and (iv) whether the transaction would present or create the appearance of an improper conflict of interest for any related person, taking into account the size of the transaction and the direct or indirect nature of the interest of the related person in the transaction. In addition, the Corporate Responsibility, Sustainability & Governance Committee reviews any ongoing related person transactions on at least an annual basis to ensure that such transactions are being pursued in accordance with the understandings made at the time such transactions were originally approved and if any changes should be pursued.

Based on the Company’s review of its transactions, there were no transactions considered to be a related person transaction during fiscal 2022.

66	2023 PROXY STATEMENT

STOCK PRICE PERFORMANCE GRAPH

The following graph and table compares the cumulative shareholder return on our Common Stock with the return of companies comprising the NASDAQ US Benchmark TR index and the NASDAQ US Benchmark Retail TR Index. The graph and the table below assume that $100 was invested on February 2, 2018 in each of our Common Stock, the NASDAQ US Benchmark TR index and the NASDAQ US Benchmark Retail TR Index.

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
Index Value
200
150
100
50
0
2/2/2018
1/31/2019
1/31/2020
1/30/2021
1/29/2022
1/28/2023
Period Ending
The Children's Place—"PLCE"
NASDAQ US Benchmark TR index
NASDAQ US Benchmark Retail TR Index

	FY2018	FY2019	FY2020	FY2021	FY2022
The Children’s Place—“PLCE”	67.56	42.87	52.79	50.61	31.32
NASDAQ US Benchmark TR Index	99.61	120.26	145.32	169.07	157.30
NASDAQ US Benchmark Retail TR Index	107.09	124.54	172.31	180.23	153.59

The table below sets forth the closing price of our Common Stock and the closing indices for the NASDAQ US Benchmark TR Index and the NASDAQ US Benchmark Retail TR Index on the last day of certain of our fiscal years.

	FY2018	FY2019	FY2020	FY2021	FY2022
The Children’s Place—“PLCE”	92.13	59.67	73.47	70.44	43.60
NASDAQ US Benchmark TR Index	2,335.10	2,819.09	3,406.63	3,963.21	3,687.47
NASDAQ US Benchmark Retail TR Index	3,240.82	3,768.85	5,214.30	5,453.85	4,647.98

2023 PROXY STATEMENT	67

PROPOSALS REQUIRING YOUR VOTE

The following four proposals will be presented at the Annual Meeting for your vote. When voting by internet or telephone, you will be instructed how to vote for or against or abstain from voting on these proposals. If you received a printed copy of your proxy materials, space is provided on the proxy card to vote for or against or abstain from voting on each of the proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

Proposal 1:	Election of Eleven Members of the Board Of Directors

The Board has nominated John E. Bachman, Marla Beck, Elizabeth J. Boland, Jane Elfers, John A. Frascotti, Tracey R. Griffin, Katherine Kountze, Norman Matthews, Wesley S. McDonald, Debby Reiner and Michael Shaffer for election as Directors at the Annual Meeting. If you elect these nominees, they will each hold office until the annual meeting of shareholders to be held in the Spring of 2024 or until their successors have been elected and qualified.

Biographical information regarding the nominees and information regarding the qualifications of the nominees appears beginning on page 25 above under the heading “Corporate Governance at The Children’s Place – Board Nominees for Directors”.

Each of the nominees for Director who receives at least a majority of the votes cast at the Annual Meeting, either in person or by proxy, will be elected. Votes cast include votes for or against each nominee and exclude abstentions and withheld authority. This means that if you abstain from voting or withhold authority to vote for a particular nominee, your vote will not count for or against the nominee. Any nominee in this election who does not receive a majority of the votes cast must promptly offer to tender his or her resignation to the Board. The Corporate Responsibility, Sustainability & Governance Committee will then consider the resignation and make a recommendation to the Board. If you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of the nominees. If your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

The Board of Directors recommends a vote FOR all of the nominees for Director listed above.

68	2023 PROXY STATEMENT

PROPOSALS REQUIRING YOUR VOTE

Proposal 2:	Ratification of Selection of Independent Registered Public Accounting Firm

We are asking you to ratify the Audit Committee’s selection of EY as our independent registered public accounting firm for fiscal 2023. The Board considers it desirable and in the best interest of our shareholders to continue the services of EY for fiscal 2023.

Fees

The fees and out-of-pocket expenses billed or expected to be billed by EY for professional services rendered to the Company for fiscal 2022 and fiscal 2021 are set forth below.

	Fiscal 2022	Fiscal 2021
	(in thousands)
Audit Fees	$1,780	$1,370
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	$650
Total	$1,780	$2,020

With respect to fiscal year 2022, Audit Fees represent fees billed or expected to be billed by EY for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2022 and the effectiveness of its internal controls over financial reporting as of January 28, 2023, including the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services related to statutory and regulatory filings, international audits, and engagements for such fiscal year.

With respect to fiscal year 2021, Audit Fees represent fees billed by EY for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2021 and the effectiveness of its internal controls over financial reporting as of January 29, 2022, including the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services related to statutory and regulatory filings, international audits, and engagements for such fiscal year. All Other Fees represent fees billed for non-audit services by EY’s debt capital advisory team in assisting the Company to refinance its revolving credit facility and term loan.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of all audit, audit-related, tax and permitted non-audit services that may be performed by the Company’s independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and also pre-approves certain audit, audit-related, tax and permitted non-audit services, subject to certain dollar limits, to be performed during the year, as appropriate. All other audit and non-audit services are subject to pre-approval by the Audit Committee on an engagement-by-engagement basis after taking into account whether the provision of such services by the Company’s independent registered public accounting firm would be compatible with maintaining such firm’s independence.

Representatives of EY are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to ratify the selection of the independent registered public accounting firm. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise. If you hold your shares in

2023 PROXY STATEMENT	69

PROPOSALS REQUIRING YOUR VOTE

your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of this proposal. If your broker holds your shares, your broker is entitled to vote your shares in favor of or against this proposal.

If the shareholders should fail to ratify the selection of the independent registered public accounting firm, the Audit Committee will designate an independent registered public accounting firm as required under the rules of the Exchange Act and in accordance with its Charter.

The Board of Directors recommends a vote FOR the ratification of the selection of Ernst &
Young LLP as the Company’s independent registered public accounting firm for fiscal 2023.

70	2023 PROXY STATEMENT

PROPOSALS REQUIRING YOUR VOTE

Proposal 3:	Advisory Vote on Named Executive Officer Compensation

As discussed under the heading “Executive and Director Compensation—Compensation Discussion & Analysis” above, the Company’s executive compensation program is designed to attract, motivate, reward and retain the executive management talent who are expected to advance both the short-term and long-term interests of our shareholders. Additionally, the Company’s compensation practices reflect a pay-for-performance philosophy, whereby a substantial portion of an executive’s potential compensation is tied to performance of the Company.

For these reasons and the others described elsewhere in this Proxy Statement, the Board recommends that, on an advisory basis, the Company’s shareholders vote in favor of approving the compensation of the NEOs as described in the narrative disclosure, tables and footnotes contained in this Proxy Statement (including under the heading “Executive and Director Compensation—Compensation Discussion & Analysis” above and in the Summary Compensation Table for fiscal 2022 above).

The Board recommends approval of the following resolution:

“RESOLVED, that, on an advisory basis, the shareholders approve the compensation of the Company’s named executive officers for the fiscal year ended January 28, 2023, as disclosed in the Company’s Proxy Statement for fiscal 2022 pursuant to the compensation disclosure rules of the Securities and Exchange Commission”.

The above “Say-on-Pay” vote is an advisory vote only and is not binding on the Company, the Human Capital & Compensation Committee or the Board. However, the Board and the Human Capital & Compensation Committee will consider the result of the “Say-on-Pay” vote in future compensation decisions for NEOs. The next “Say-on-Pay” vote will be held at our 2024 annual meeting of shareholders.

The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to approve the advisory vote on named executive officer compensation. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. If you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of this proposal. If your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

The Board of Directors recommends a vote FOR the resolution approving, on an advisory basis, the compensation of the Company’s NEOs as described in this Proxy Statement.

2023 PROXY STATEMENT	71

PROPOSALS REQUIRING YOUR VOTE

Proposal 4:	Advisory Vote on the Frequency of the Say-on-Pay Vote

In accordance with Dodd-Frank, our stockholders are being given the opportunity to cast an advisory vote as to whether the “Say-on-Pay” vote should occur once a year, every two years or every three years. Our Board is committed to best corporate governance practices and recognizes the significant interest of stockholders in executive compensation matters. As part of that commitment, the Board recommends providing to the Company’s stockholders an advisory “Say-on-Pay” vote once every year as a means of affording our stockholders valuable access and input which the Human Capital & Compensation Committee will consider in setting Named Executive Officer compensation.

Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Stockholders can vote to approve the frequency of the “Say-on-Pay” votes to be every one, two or three years, or can abstain from such vote.

The above “Say on Frequency” vote is an advisory vote only and is not binding on the Company, the Human Capital & Compensation Committee or the Board. However, the Board will consider, in its discretion, the result of the “Say on Frequency” vote in setting the frequency of the “Say-on-Pay” votes. The Board may in the future periodically re-visit the frequency of the “Say-on-Pay” votes based on the Company’s then-current compensation policies.

The Board of Directors recommends a vote FOR a “Say-on-Pay” vote each year.

72	2023 PROXY STATEMENT

OTHER INFORMATION

Admission

We do not require tickets for admission to the meeting but do limit attendance to shareholders on the Record Date or their proxy holders. Please bring proof of your Company stock ownership, such as a current brokerage statement, and photo identification. Only shareholders or their valid proxy holders may attend the meeting.

Voting Information

Who Can Vote. The Company has one class of voting stock outstanding: common stock, par value $0.10 per share (the “Common Stock”). If you were a record owner of Common Stock on March 22, 2023, the Record Date for voting at the Annual Meeting, you are entitled to vote at the Annual Meeting. At the close of business on March 22, 2023, there were 12,395,917 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock has one vote.

How to Vote. You can vote your shares either (1) by proxy, or (2) in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so by mail, using the internet or by telephone. Even if you plan to attend the Annual Meeting, the Board recommends that you vote by proxy.

Voting by Proxy. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number of shareholders be represented by proxy. You may vote your proxy by mail, using the internet or by telephone, each as more fully explained below. In each case, we will vote your shares as you direct. When you vote your proxy, you can specify whether you wish to vote for or against or abstain from voting on each nominee for Director, the ratification of the selection of EY as the Company’s independent registered public accounting firm for fiscal 2023, on an advisory basis, the approval of the fiscal 2022 compensation for the Company’s named executive officers, and, on an advisory basis, the frequency of the “Say-on-Pay” vote.

If any other matters are properly presented for consideration at the Annual Meeting, the persons named on the voting website and your proxy card as the Proxy Committee (the “Proxy Committee”) will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be raised at the Annual Meeting. Attending the Annual Meeting alone will not be deemed to revoke your proxy.

●	Vote by Mail
You can vote your shares by completing and mailing the enclosed proxy card to us so that we receive it before 11:59 p.m. (Eastern Daylight Time) on Tuesday, May 9, 2023.

●	Vote by Internet
You can vote your shares via the internet on the voting website, which is www.voteproxy.com. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Daylight Time) on Tuesday, May 9, 2023. Our internet voting procedures are designed to authenticate shareholders through individual control numbers. If you received a proxy card in the mail and choose to vote via the internet, you do not need to return your proxy card.

●	Vote by Telephone
If you reside in the United States, Canada or Puerto Rico, you can also vote your shares by telephone by calling the toll-free number provided on the voting website www.voteproxy.com and on the proxy card. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Daylight Time) on Tuesday, May 9, 2023. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders through individual control numbers. If you received a proxy card in the mail and choose to vote by telephone, you do not need to return your proxy card.

2023 PROXY STATEMENT	73

OTHER INFORMATION

Voting in Person at the Annual Meeting. If you wish to vote in person at the Annual Meeting, written ballots will be available from the ushers at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. Voting by proxy, whether by mail, using the internet or by telephone, will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote. Attending the Annual Meeting alone will not be deemed to revoke your proxy.

Revocation of Proxies. You can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can follow the instructions given for changing your vote using the internet or by telephone or deliver a valid written proxy with a later date; (2) you can notify the Corporate Secretary of the Company in writing that you have revoked your proxy (using the address in the Notice of Annual Meeting of Shareholders above); or (3) you can vote in person by written ballot at the Annual Meeting.

Quorum. To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (which are explained below) are counted as present to determine whether there is a quorum for the Annual Meeting.

Broker Non-Votes. A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. “Broker non-votes” are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal (but, are counted for purposes of determining whether a quorum for the Annual Meeting exists).

Street Name Shareholders. If you are a beneficial owner whose shares are held by a broker, your broker has discretionary voting authority to vote your shares for the ratification of EY, even if your broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on any of the other matters to be voted on at the Annual Meeting without instructions from you, in which case a broker non-vote will occur. It is important that you instruct your broker on how to vote your shares.

Householding. Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement and annual report may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you request one by writing, calling or emailing as follows: Investor Relations, The Children’s Place, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094; telephone number (201) 558-2400 ext. 14500; or email investor_relations@childrensplace.com. If you want to receive separate copies of the annual report or proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address, phone number or email address.

Shareholders of Record. If you are a registered shareholder and do not vote by internet or telephone, or return your voted proxy card, your shares will not be voted. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted in favor of the particular proposal by the Proxy Committee.

Confidential Voting. All proxies, ballots and vote tabulations that identify shareholders are confidential. An independent tabulator will receive, inspect and tabulate your proxy whether you vote by mail, using the internet or by telephone. Your vote will not be disclosed to anyone other than the independent tabulator without your consent, except if doing so is necessary to meet legal requirements.

74	2023 PROXY STATEMENT

OTHER INFORMATION

Voting in Director Elections. Under the Company’s Charter, in an uncontested election for Directors (i.e., an election where there are the same number of nominees as seats on the Board up for election), Directors must be elected by a majority of the votes cast at the Annual Meeting. A majority of votes cast is defined to mean that the number of shares voted “for” a Director’s election exceeds 50% of the total number of votes cast “for” and “against” the election of the nominee. Accordingly, an abstention or a withholding of authority to vote for a particular Director nominee will not count for or against that nominee.

If a Director nominee who is an incumbent Director is not re-elected by a majority of the votes cast as set forth above, and no successor has been elected at the Annual Meeting, the Company’s Corporate Governance Guidelines require the Director to promptly offer to tender his or her resignation to the Board.

The Corporate Responsibility, Sustainability & Governance Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation or to take other action. The Board will act on the tendered resignation, taking into account the Committee’s recommendation, and will publicly disclose its decision and rationale within 90 days from the date of certification of the election results. The Committee, in making its recommendation, and the Board, in making its decision, may each consider any factors or other information that it considers appropriate or relevant. The Director who tenders his or her resignation shall not participate in the recommendation of the Committee or the decision of the Board with respect to the acceptance or rejection of his or her resignation.

If a Director’s resignation is accepted by the Board, or if a nominee who is not an incumbent Director is not elected, then the Board in its discretion may determine either to fill such vacancy or to reduce the size of the Board.

In contested elections, where there are more nominees than seats on the Board up for election, Directors are elected by a plurality vote. This means that, to the extent of the number of then-available seats on the Board, the nominees who receive the most votes of all the votes cast for Directors will be elected.

Required Vote

Proposal 1: Election of Eleven Members of the Board of Directors. Each of the Director nominees who receives at least a majority of the votes cast at the Annual Meeting, either in person or by proxy, will be elected. Votes cast are votes for or against each nominee and exclude abstentions and withheld authority. This means that if you abstain from voting or withhold authority to vote for a particular nominee, your vote will not count for or against the nominee. As more fully described in “Voting in Director Elections” above, any nominee in this election who does not receive a majority of the votes cast must promptly offer to tender his or her resignation to the Board. The Corporate Responsibility, Sustainability & Governance Committee will then consider the resignation and make a recommendation to the Board. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of each of the nominees. Also, as discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to ratify the selection of the independent registered public accounting firm. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of this proposal. Also, as discussed above, if your broker holds your shares, your broker is entitled to vote your shares in favor of or against this proposal.

2023 PROXY STATEMENT	75

OTHER INFORMATION

Proposal 3: Advisory Vote on Named Executive Officer Compensation. The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to approve the advisory vote on named executive officer compensation. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of this proposal. Also, as discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

Proposal 4: Advisory Vote on the Frequency of the Say-on-Pay Vote. The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to approve the advisory vote on the frequency of the say-on-pay vote. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will not vote your shares on this proposal. Also, as discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

Future Shareholder Proposals

Under the rules of the SEC, if you wish us to include a proposal in the proxy statement for next year’s Annual Meeting, we must receive it no later than December 2, 2023.

Under our Bylaws, if you wish to submit a proposal for consideration at next year’s annual meeting of shareholders, the Corporate Secretary of the Company must receive your proposal not less than 90 days nor more than 120 days prior to May 10, 2024 (the anniversary date of the immediately preceding annual meeting of shareholders); provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs.

You may obtain a copy of our Bylaws from the Corporate Secretary of the Company. These requirements apply to any matter that a shareholder wishes to raise at the annual meeting of shareholders other than pursuant to the procedures set forth in Rule 14a-8 under the Exchange Act.

Nominations for Director

Nominations for Directors of the Company may be made at an annual meeting of shareholders by the Board or by any shareholder of the Company who complies with the information and timely notice requirements of the Bylaws. In addition, the Corporate Responsibility, Sustainability & Governance Committee will consider Director nominees recommended by shareholders in writing if such candidates meet our criteria for Board membership. The deadline for nominations for next year’s annual meeting of shareholders is the same as described above under “Future Shareholder Proposals”.

Cost and Methods of Soliciting Proxies

We pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited in person by our employees, or by mail, courier, telephone, facsimile or e-mail. In addition, we have retained MacKenzie Partners, Inc. to perform proxy solicitation services for us, involving conducting bank/broker searches, distributing proxy solicitation materials to shareholders, providing information to shareholders from the materials, and soliciting proxies by mail, courier, telephone, facsimile and e-mail. In connection with its retention, MacKenzie Partners, Inc. has agreed to provide consulting and analytic services upon request. We will pay a fee of approximately $16,000 to MacKenzie Partners, Inc., plus out-of-pocket expenses for these services.

76	2023 PROXY STATEMENT

OTHER INFORMATION

Available Information

The Company’s corporate website address is http://corporate.childrensplace.com. The information contained on the Company’s website is not included as a part of, or incorporated by reference into, this Proxy Statement. The Company makes available, free of charge on its website, its annual reports on Form 10-K, its quarterly reports on Form 10-Q, its current reports on Form 8-K and amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company has electronically filed such material with, or furnished it to, the SEC. Also available on the Company’s website are the Company’s Corporate Governance Guidelines, Code of Business Conduct, Anti-Corruption Policy, Insider Trading Policy and Clawback Policy and the charters of the Board Committees. Hard copies of these materials are also available free of charge from the Company’s Investor Relations department.

Other Business

As of the date of this Proxy Statement’s printing, we do not intend to submit any matters to the Annual Meeting other than those set forth herein, and we know of no additional matters that will be presented by others.

By order of the Board of Directors,

Jared E. Shure
Senior Vice President, General Counsel and Corporate Secretary
The Children’s Place, Inc.
500 Plaza Drive
Secaucus, New Jersey 07094
March 31, 2023

2023 PROXY STATEMENT	77

ANNEX A

The Children’s Place, Inc.
Reconciliation of Non-GAAP (Adjusted)
to GAAP Financial Information

(In thousands, except per share amounts)
(Unaudited)

	Year-to-Date Ended
	January 28, 2023	January 29, 2022	January 30, 2021
Net income (loss)	$(1,138)	$187,171	$(140,365)
Non-GAAP adjustments:
Incremental COVID-19 operating expenses	—	3,085	22,495
Asset impairment charges	3,256	1,506	38,528
Inventory provision	—	—	63,247
Accounts receivable	—	—	1,081
Legal reserve	375	—	302
Restructuring costs	1,897	2,345	10,509
Contract termination costs	—	750	—
Debt refinancing	—	3,679	—
Gymboree integration costs	—	—	640
Accelerated depreciation	746	2,858	2,980
Fleet optimization costs	1,215	2,375	3,400
Professional and consulting fees	721	—	—
Provision for foreign settlement	375	—	—
Aggregate impact of Non-GAAP adjustments	8,585	16,598	143,182
Income tax effect(1)	(8,541)	(4,523)	(37,880)
Prior year uncertain tax positions(2)	—	—	—
Impact of CARES Act	—	—	(18,309)
Net impact of Non-GAAP adjustments	44	12,075	86,993
Adjusted net income (loss)	$(1,093)	$199,246	$(53,372)
GAAP net income (loss) per common share	($0.09)	12.59	($9.59)
Adjusted net income (loss) per common share	($0.08)	13.40	($3.65)

(1)	The tax effects of the non-GAAP items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

(2)	Prior year tax provisions related to uncertain tax positions.

2023 PROXY STATEMENT	A-1

ANNEX A

	Year-to-Date Ended
	January 28, 2023	January 29, 2022	January 30, 2021
Operating Income (Loss)	$(1,530)	$275,648	$(199,915)
Non-GAAP adjustments:
Incremental COVID-19 operating expenses	—	3,085	22,495
Asset impairment charges	3,256	1,506	38,528
Inventory provision	—	—	63,247
Accounts receivable	—	—	1,081
Legal reserve	375	—	302
Restructuring costs	1,897	2,345	10,509
Gymboree integration costs	—	—	640
Accelerated depreciation	746	2,858	2,980
Fleet optimization costs	1,215	2,375	3,400
Contract termination costs	—	750	—
Professional and consulting fees	721	—	—
Provision for foreign settlement	375	—	—
Aggregate impact of Non-GAAP adjustments	8,585	12,919	143,182
Adjusted operating income (loss)	$7,055	$288,567	$(56,733)

	Year-to-Date Ended
	January 28, 2023	January 29, 2022	January 30, 2021
Net Sales	$1,708,482	$1,915,364	$1,522,598
GAAP Operating Margin	(0.1)%	14.4%	(13.1)%
Non-GAAP (Adjusted) Operating Margin	0.4%	15.1%	(3.7)%

A-2	2023 PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the
Stockholders Meeting to Be Held on May 10, 2023:

The proxy statement and form of proxy distributed by the Board of Directors and the
Company’s Form 10-K Annual Report for the fiscal year ended January 28, 2023 are available at http://corporate.childrensplace.com under the section “Investor Relations.”

0

THE CHILDREN’S PLACE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE CHILDREN’S PLACE, INC.

The undersigned hereby appoints Sheamus Toal and Jared Shure (the “Proxy Committee”), and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of The Children’s Place, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of The Children’s Place, Inc. to be held at 500 Plaza Drive, Secaucus, New Jersey 07094, on Wednesday, May 10, 2023, at 8:30 a.m., Secaucus New Jersey time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting to the extent permitted by Rule 14a-4(c) under the Exchange Act. The undersigned hereby revokes all proxies previously given.

If no specification is made, this proxy will be voted with respect to item (1) FOR the Board of Directors’ nominees listed, (2) FOR ratification of the selection of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending February 3, 2024, (3) FOR the approval, on an advisory basis, of executive compensation and (4) FOR 1 year for the frequency of an advisory vote on executive compensation.

(Continued and to be signed on the reverse side)

1.1	14475

ANNUAL MEETING OF STOCKHOLDERS OF

THE CHILDREN’S PLACE, INC.

May 10, 2023

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

051023

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

The Board of Directors recommends a vote “FOR” each of the nominees for director.
1.	To elect the persons listed below to serve as directors of The Children’s Place, Inc. for a one-year term and in each case until his or her successor is duly elected and qualified.						Tracey R. Griffin		FOR ☐	AGAINST ☐	ABSTAIN ☐
		FOR	AGAINST	ABSTAIN			Katherine Kountze		☐	☐	☐
	John E. Bachman	☐	☐	☐			Norman Matthews		☐	☐	☐
	Marla Beck	☐	☐	☐			Wesley S. McDonald		☐	☐	☐
	Elizabeth J. Boland	☐	☐	☐			Debby Reiner		☐	☐	☐
	Jane Elfers	☐	☐	☐			Michael Shaffer		☐	☐	☐
	John A. Frascotti	☐	☐	☐
The Board of Directors recommends a vote “FOR” proposals 2 and 3.

						2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of The Children’s Place, Inc. for the fiscal year ending February 3, 2024.		☐	☐	☐
						3.	To approve, by non-binding vote, executive compensation as described in the proxy statement.		☐	☐	☐

The Board of Directors recommends a vote for “1 YEAR”.
								1 year	2 years	3 years	ABSTAIN
						4.	To recommend, by non-binding vote, the frequency of executive “Say-on-Pay” compensation votes.	☐	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.					☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.